
                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY





                            ASSET PURCHASE AGREEMENT
                                   (LOTS 1-3)



                                  BY AND AMONG

                                 SCANSOFT, INC.


                                       AND


                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.,

                             L&H HOLDINGS USA, INC.


                                       AND


               THE OTHER SELLERS NAMED ON ANNEX A ATTACHED HERETO



                          DATED AS OF DECEMBER 7, 2001





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                                TABLE OF CONTENTS

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                                                                                                               PAGE NO.
                                                                                                               --------
ARTICLE I - THE PURCHASE..........................................................................................2

   1.1    PURCHASE AND SALE OF ASSETS AND ASSUMPTION AND ASSIGNMENT OF THE ASSIGNED CONTRACTS.....................2
   1.2    ASSUMPTION OF LIABILITIES...............................................................................6
   1.3    RETAINED LIABILITIES....................................................................................6
   1.4    PURCHASE PRICE..........................................................................................8
   1.5    THE CLOSING.............................................................................................9
   1.6    ASSIGNED CONTRACTS.....................................................................................11

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE SELLERS.......................................................11

   2.1    ORGANIZATION, QUALIFICATION AND CORPORATE POWER........................................................11
   2.2    AUTHORITY..............................................................................................12
   2.3    NON-CONTRAVENTION......................................................................................12
   2.4    OWNERSHIP AND SUFFICIENCY OF ASSETS....................................................................13
   2.5    ASSIGNED CONTRACTS.....................................................................................13
   2.6    TAXES..................................................................................................15
   2.7    INTELLECTUAL PROPERTY..................................................................................16
   2.8    LITIGATION.............................................................................................18
   2.9    WARRANTIES AND INDEMNITIES.............................................................................18
   2.10   EMPLOYEES..............................................................................................18
   2.11   BROKERS................................................................................................19
   2.12   INSURANCE..............................................................................................19
   2.13   RESERVED...............................................................................................19
   2.14   RESERVED ..............................................................................................19
   2.15   RESERVED...............................................................................................19
   2.16   INVESTMENT REPRESENTATIONS.............................................................................19
   2.17   RESERVED...............................................................................................20
   2.18   CERTAIN SEVERANCE COSTS................................................................................20

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE BUYER........................................................20

   3.1    ORGANIZATION...........................................................................................20
   3.2    AUTHORIZATION OF TRANSACTION...........................................................................21
   3.3    NON-CONTRAVENTION......................................................................................21
   3.4    CAPITALIZATION.........................................................................................21
   3.5    SEC REPORTS AND FINANCIAL STATEMENTS...................................................................21
   3.6    SHARES.................................................................................................22
   3.7    LITIGATION.............................................................................................22
   3.8    FINANCING..............................................................................................22
   3.9    BROKERS................................................................................................22

ARTICLE IV - PRE-CLOSING COVENANTS...............................................................................22

   4.1    COMMERCIALLY REASONABLE EFFORTS........................................................................23
   4.2    NOTICES AND CONSENTS...................................................................................23
   4.3    BANKRUPTCY COVENANTS...................................................................................23
   4.4    OPERATION OF BUSINESS..................................................................................24
   4.5    FULL ACCESS AND CONFIDENTIALITY........................................................................24
   4.6    NOTICE OF BREACHES.....................................................................................25
   4.7    TRANSITION SERVICES....................................................................................25
   4.8    RESERVED...............................................................................................25
   4.9    EMPLOYEE MATTERS.......................................................................................25
   4.10   ALLOCATION OF PURCHASE PRICE...........................................................................28
   4.11   TAXES..................................................................................................28
   4.12   INTELLECTUAL PROPERTY..................................................................................28
   4.13   GOOD FAITH.............................................................................................28
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                                TABLE OF CONTENTS

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   4.14   REGISTRATION RIGHTS....................................................................................29
   4.15   ADEQUATE ASSURANCES REGARDING CONTRACTS................................................................29
   4.16   RESERVED...............................................................................................28
   4.17   BANKRUPTCY OR CONCORDAT PROCEEDINGS INITIATED BY OTHER SELLERS.........................................29
   4.18   RESERVED...............................................................................................28
   4.19   REIMBURSEMENT OF BELGIAN VAT TAXES; TAX WAIVER.........................................................29
   4.20   FURTHER ASSURANCES.....................................................................................30

ARTICLE V - CONDITIONS TO CLOSING................................................................................30

   5.1    CONDITIONS TO OBLIGATIONS OF THE BUYER.................................................................30
   5.2    CONDITIONS TO OBLIGATIONS OF THE SELLER................................................................32

ARTICLE VI - POST CLOSING COVENANTS AND AGREEMENTS...............................................................33

   6.1    PROPRIETARY INFORMATION................................................................................33
   6.2    NON-COMPETITION........................................................................................33
   6.3    BOOKS AND RECORDS......................................................................................34
   6.4    COOPERATION............................................................................................35
   6.5    RESALE OF SHARES.......................................................................................35
   6.6    LEGENDS................................................................................................36
   6.7    RESERVED...............................................................................................36
   6.8    RECEIVABLES; ACCOUNTING................................................................................36
   6.9    TRADEMARKS/DOMAIN NAMES................................................................................36
   6.10   SHARED TECHNOLOGY CONTRACTS............................................................................36
   6.11    SURVIVAL OF REPRESENTATIONS AND WARRANTIES............................................................37
   6.12   NO OTHER REPRESENTATIONS...............................................................................37
   6.13   DISCLOSURE SCHEDULE....................................................................................37

ARTICLE VII - RESERVED...........................................................................................37

ARTICLE VIII - TERMINATION.......................................................................................38

   8.1    TERMINATION OF AGREEMENT...............................................................................38
   8.2    STATUS OF AGREEMENT AFTER TERMINATION..................................................................38
   8.3    FEES AND EXPENSES......................................................................................39
   8.5    EXCLUSIVE REMEDY.......................................................................................39

ARTICLE IX - MISCELLANEOUS.......................................................................................39

   9.1    PRESS RELEASES AND ANNOUNCEMENTS.......................................................................39
   9.2    NO THIRD PARTY BENEFICIARIES...........................................................................39
   9.3    ENTIRE AGREEMENT.......................................................................................40
   9.4    SUCCESSION AND ASSIGNMENT..............................................................................40
   9.5    COUNTERPARTS...........................................................................................40
   9.6    HEADINGS...............................................................................................40
   9.7    NOTICES................................................................................................40
   9.8    GOVERNING LAW..........................................................................................41
   9.9    JURISDICTION...........................................................................................42
   9.10   WAIVER OF JURY TRIAL...................................................................................42
   9.11   BULK SALES LAWS........................................................................................42
   9.12   AMENDMENTS AND WAIVERS.................................................................................43
   9.13   SEVERABILITY...........................................................................................43
   9.14   EXPENSES...............................................................................................43
   9.15   SPECIFIC PERFORMANCE...................................................................................43
   9.16   CONSTRUCTION...........................................................................................43
   9.17   INCORPORATION OF EXHIBITS AND SCHEDULES................................................................43
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                                TABLE OF CONTENTS

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ANNEXES
-------
Annex A               List of Other Sellers

Annex B               List of L&H Text to Speech Assets
                      List of Speech Processing/Dialog (and Automotive) Assets
                      List of Dragon Speech Processing/Dialog Assets

Annex C
                      List of ISI Speech Processing/Dialog Assets
                      List of L&H Intelligent Content Management Assets
                      List of L&H AudioMining Assets
                      List of L&H Knexys Assets
                      List of L&H Machine Translation Assets


EXHIBITS
--------

Exhibit A             Form of Bill of Sale
Exhibit B             Form of Instrument of Assumption
Exhibit C             RESERVED
Exhibit D             RESERVED
Exhibit E             Form of Promissory Note
Exhibit F             Form of Registration Rights Agreement

SCHEDULES
---------

Schedule 1.1(a)(i)    Tangible Personal Property
Schedule 1.1(a)(vii)  Accounts Receivable
Schedule 1.1(b)(vi)   Certain Excluded Contracts
Schedule 1.1(b)(ix)   Additional Excluded Tangible Assets
Schedule 1.1(b)(x)    Seller Names
Schedule 1.2(a)       Assumption of Liabilities
Schedule 4.10         Allocation Schedule
Schedule 6.9          Trademarks /Domain Names
Disclosure Schedule

                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement is entered into as of December 7, 2001 (this "Agreement"), by and among ScanSoft, Inc., a Delaware corporation (the "Buyer"), on the one hand, and Lernout & Hauspie Speech Products N.V., a corporation organized and existing under the laws of the Kingdom of Belgium ("L&H"), L&H Holdings USA, a Delaware corporation that is a wholly-owned subsidiary of L&H ("Holdings"), and the other corporations listed on ANNEX A to this Agreement, on the other hand (L&H, Holdings, and the other corporations listed on ANNEX A to this Agreement are each individually referred to herein as a "Seller" and collectively as the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties."


                              W I T N E S S E T H:


     WHEREAS, L&H and Holdings (the "Bankruptcy Sellers") have filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "U.S. Bankruptcy Code") (Case Nos. 00-4397 through 00-4399 (JHW), jointly administered) (the "U.S. Bankruptcy Case") in the United States Bankruptcy Court for the District of Delaware (the "U.S. Bankruptcy Court");

         WHEREAS, L&H has been the subject of a concordat proceeding under the Belgian law of July 17, 1997 on judicial composition (gerechtelijk akkoord) in Belgium before the Commercial Court of Ieper and has been declared bankrupt (in staat van faillissement) pursuant to a judgment of October 24, 2001 (the "Belgian Bankruptcy Case" and together with the U.S. Bankruptcy Case, the "Bankruptcy Cases") of the Commercial Court of Ieper (such court, together with the bankruptcy trustees (curatoren; hereinafter the "Trustees") and the designated judges (rechters-commissarissen) appointed in connection with the Belgian Bankruptcy Case (the "Designated Judges", together with the Trustees, the "Belgian Bankruptcy Authorities", and together with the U.S. Bankruptcy Court, the "Bankruptcy Courts") pursuant to Belgian law of August 8, 1997 (the "Belgian Bankruptcy Code" and, together with the U.S. Bankruptcy Code, the "Bankruptcy Codes");

         WHEREAS, the Sellers desire to sell, transfer and assign to the Buyer and the Buyer desires to purchase and acquire from the Sellers (i) (A) the assets contained within the Sellers' Text-to-Speech Asset Group, (B) the assets contained within L&H's Speech Processing/Dialog (and Automotive Applications) Asset Group, and (C) the assets contained within the Dragon Speech Processing/Dialog Asset Group, as such assets are more fully described on ANNEX B attached hereto (collectively the "Purchased Asset Groups") and (ii) the business lines of Sellers directly relating to the development, production, marketing and sale of the Purchased Asset Groups ((i) and (ii) together, the "Acquired Business"; it being understood, however, that the Acquired Business shall not include any item listed on ANNEX C attached hereto (the "Non-

Purchased Asset Groups"), or the business lines of Sellers directly relating to the development, production, marketing and sale of the Non-Purchased Asset Groups (together with the Non-Purchased Asset Groups, the "Non-Purchased Business")), in each case free and clear of all liens, mortgages, security interest, pledges, claims, encumbrances, liabilities and other obligations and interests of every kind and nature (the "Encumbrances", it being understood, however, that the term Encumbrances shall not include any licenses or any escrow agreements) other than assets being sold, transferred or assigned by the Sellers that are not Bankruptcy Sellers (the "Non-Bankruptcy Sellers"), in which case subject to Permitted Encumbrances (as defined in Section 2.4);

     WHEREAS, in connection with the transactions contemplated hereby, the Parties hereto desire that the Assigned Contracts (as defined in Section l.l(a)(ii)) to which L&H or Holdings is a party (the "Debtor Assigned Contracts") be assumed by them and assigned to the Buyer pursuant to Section 365 of the U.S. Bankruptcy Code and that the Buyer succeed to all of the rights and assume the duties and obligations thereunder which arise on or after the Closing Date under such Debtor Assigned Contracts.

     WHEREAS, subject to approval of the Bankruptcy Courts, as set forth herein, the Sellers shall be authorized to sell the Acquired Assets to the Buyer.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.


                                    ARTICLE I

                                  THE PURCHASE

     1.1 PURCHASE AND SALE OF ASSETS AND ASSUMPTION AND ASSIGNMENT OF THE ASSIGNED CONTRACTS.

         (a) Upon and subject to the terms and conditions of this Agreement, the Buyer shall purchase from each Seller, and each Seller shall sell, transfer, convey, assign and deliver to the Buyer, at the Closing (as defined in Section 1.5(a)), free and clear of all Encumbrances (other than assets being sold, transferred, conveyed or assigned by the Non-Bankruptcy Sellers, in which case subject to the Permitted Encumbrances, if any), for the aggregate consideration specified below in this Article I, all of such Seller's right, title and interest in and to the following assets of such Seller existing as of the Closing, regardless of whether such assets existed prior to the commencement of the Bankruptcy Cases or arising thereafter (the "Acquired Assets"):

               (i) all servers, computers, network infrastructure, associated software (used for administrative purposes), machinery, equipment, tools and tooling, furniture, fixtures, supplies, other tangible property and leasehold improvements set forth on the fixed asset property schedule attached hereto as SCHEDULE 1.1(A)(I), as such may be amended from time to time in the sole discretion of the Buyer prior to Closing to add or delete any tangible property owned by Sellers and used primarily in the conduct of the Acquired Business;

               (ii)   subject to Section 1.1(b)(vi) below, all rights under all,
                      (A) contracts, (B) purchase and sales orders, (C) instruments, (D) licenses and sublicenses and (E) leases, all as set forth on SCHEDULE 1.2(a) hereto, as such schedule may be amended from time to time prior to Closing in accordance with Section 1.2(a) to add or delete any items referred to in clauses (A) - (E) hereof, in each case, to the extent such items relate to the conduct of the Acquired Business (collectively, the "Assigned Contracts"), it being expressly understood that Buyer will not delete any Technology Licenses (as defined in Section 2.4(b));

               (iii) all inventory, including raw materials, work in process, finished goods, supplies, packaging materials, spare parts and similar items, consignment inventory and inventory held on order or in transit to the extent used primarily in the operation of the Acquired Business;

               (iv) subject to Section 1.1(b)(v) below, all Intellectual Property and Other Intellectual Property (as such terms are defined in Section 2.7(a)) (collectively, the "Acquired Intellectual Property");

               (v)    RESERVED;

               (vi) all permits, non-intellectual property licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights necessary for the conduct of the Acquired Business (collectively, "Permits") issued by or obtained from any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each, a "Governmental Entity");

               (vii) all extant and future (A) trade and other accounts receivable, (B) notes and loans receivable and (C) other rights to payment from customers of the Acquired Business for goods sold or services rendered, together with any security held by such Seller for the payment of any of the foregoing thereof (the "Acquired Receivables"), in each case, to the extent arising out of the contracts listed on
                      Schedule 1.2(a), excluding any of the foregoing to the extent that they relate to Excluded Contracts (as defined in Section 1.1(b)(vi)). Schedule 1.1(a)(vii) contains an accurate list of Sellers' accounts receivable as of November 30, 2001 (or later, if available), which will be provided on or prior to the Closing Date;

               (viii) all payments of cash or cash equivalents received by the
                      Sellers from customers in respect of the Acquired Receivables on or after the Closing Date;

               (ix) except as excluded in Section 1.1(b)(vii) below, and except for those items that otherwise constitute Intellectual Property or Other Intellectual Property, all books, records, files and databases (including employee files relating to any Transferred Employees (as defined below), and all client files and databases), documents, correspondence, lists (including client lists), engineering drawings or specifications, advertising and promotional materials, studies, reports and other printed or written materials in whatever format, written, electronic or otherwise, relating to the items listed in clauses (i) through (iii) above, in each case, to the extent used in the operation of the Acquired Business; and

               (x) all goodwill of such Seller relating to the Acquired Business or the Acquired Assets.

         (b) Notwithstanding the provisions of Section 1.1(a), the Acquired Assets shall not include the following assets (collectively, the "Excluded Assets"):

               (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documents relating to the organization and existence of the Sellers;

               (ii) any of the rights of the Sellers under this Agreement or the Ancillary Agreements (for purposes of this Agreement, "Ancillary Agreements" shall mean the bill of sale in the form attached hereto as EXHIBIT A (the "Bill of Sale"), the instrument of assumption in the form attached hereto as EXHIBIT B (the "Instrument of Assumption"), that certain Deposit Escrow Agreement dated November 19, 2001, by and among L&H, Buyer and Wilmington Trust Company, as escrow agent (the "Deposit Agreement"), the promissory note in the form attached hereto as EXHIBIT E and any other agreement entered into by the Parties hereto in connection with this Agreement) and other instruments referred to in Sections 1.5(b)(v) and (vi));

               (iii) any avoidance actions of the Bankruptcy Sellers' bankruptcy estate under the Bankruptcy Codes, but excluding any rights in or to any of the Acquired Assets or Assigned Contracts and any rights necessary for the Buyer to avoid losing the benefit of any Acquired Asset or Assigned Contract;

               (iv) any and all capital stock owned by any Seller in any of its Subsidiaries (as defined in Section 2.3);

               (v) any item of Intellectual Property or Other Intellectual Property that the Buyer identifies in writing to L&H prior to the Closing that the Buyer does not want included as "Acquired Intellectual Property", it being understood that such items shall not include the Technology Licenses (as defined in Section 2.4(b)) (the "Excluded Intellectual Property");

               (vi) any contracts, agreements, instruments or licenses identified in Schedule 1.1(b)(vi) and any other contracts, agreements, instruments or licenses, if any, relating to the Acquired Business that the Buyer identifies in writing to L&H prior to Closing that the Buyer desires to exclude from the Assigned Contracts, which exclusion shall not include the Technology Licenses (any such excluded contracts (the "Excluded Contracts") (the Schedule of Assigned Contracts (as defined in Section 1.2) shall be amended at Closing to delete such Excluded Contracts);

               (vii) unless otherwise expressly provided herein, all originals and copies of the items set forth in Section 1.1(a)(ix) above to the extent they relate solely to the Excluded Assets or the Retained Liabilities (as defined in Section 1.3) or, except in the case of files relating to the Acquired Intellectual Property, are the subject of attorney-client privilege between a Seller and its attorneys (such Seller specifically reserving and not waiving any and all such attorney-client privileges);

               (viii) cash and cash equivalents, except as provided in Section
                      1.1(a)(viii);

               (ix)   the items listed in Schedule 1.1(b)(ix);

               (x)    any rights to the names listed on Schedule 1.1(b)(x);

               (xi) any tax refunds to the extent that they relate to any period or portion of any period prior to the Closing Date (as defined in Section 1.5(a)); and

               (xii) unless otherwise expressly provided, all assets and property comprising the Non-Purchased Business.

     1.2 ASSUMPTION OF LIABILITIES. Upon and subject to the terms and conditions of this Agreement, the Buyer shall assume, become responsible for, and discharge when due, from and after the Closing only the following liabilities (the "Assumed Liabilities"):

         (a) all obligations of the Sellers under the Assigned Contracts that accrue and are required to be performed from and after the Closing, provided that SCHEDULE 1.2(A) attached hereto identifying each Assigned Contract may be amended (i) from time to time by the Seller prior to Closing solely to add contracts related to the Acquired Business to such schedule and (ii) from time to time by the Buyer, in its sole discretion prior to Closing, to designate any Assigned Contracts as an Excluded Contract, which designations shall not include Technology Licenses (as defined on Section 2.4(b))(as such schedule is so amended, the "Schedule of Assigned Contracts") and no liabilities arising under any such Excluded Contract shall be assumed by the Buyer; and

         (b) all obligations arising from the ownership and operation of the Acquired Business and the Acquired Assets from and after the Closing Date.

     1.3 RETAINED LIABILITIES.

         (a) The Buyer shall not assume or otherwise become responsible for, and the Sellers shall remain liable for all Retained Liabilities. For purposes of this Agreement, the term "Retained Liabilities" shall mean any and all liabilities or obligations (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due, and whether claims with respect thereto are asserted before or after the Closing) of the Sellers or any of their respective Subsidiaries which are not Assumed Liabilities, including without limitation:

               (i) all liabilities and obligations of any Seller or its Subsidiaries, any of its affiliates or any predecessor employer of any current, retired, former or inactive employee of any Seller or its Subsidiaries, any of its affiliates or any predecessor employer, under any employee benefit plans, incentive compensation plans, bonus plans, pension and retirement plans, vacation plans, sabbatical plans, profit- sharing plans (including any profit-sharing plan with a cash-or- deferred arrangement) share purchase and option plans, savings and similar plans, medical, dental, travel, accident, life, disability and other insurance and other plans or arrangements, whether written or oral and whether "qualified" or "non-qualified";

               (ii) all liabilities and obligations of any Seller or any of their respective Subsidiaries for, on account of, or arising from, (A) any violation of Environmental Laws (as defined below); (B) the release of any Materials of Environmental Concern (as defined below) into the environment; and (C) any pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity relating to any Environmental Law involving the Acquired Business, the Acquired Assets or any Seller or any of its Subsidiaries. For purposes of this Agreement, "Environmental Laws" means any foreign, federal, state or local law, statute, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license, permit or approval or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to
                     (1) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (2) air, water and noise pollution; (3) groundwater and soil contamination; (4) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (5) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (6) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (7) health and safety of employees and other persons; and (8) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); and "Materials of Environmental Concern" shall mean any chemicals, pollutants, contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act, as amended), toxic materials, oil or petroleum and petroleum products, asbestos, radon, mold, polychlorinated biphenyls or any other materials subject to regulation under any Environmental Law;

               (iii) except as provided in Section 4.11, all liabilities and obligations of any Seller for, or relating to, any Taxes (as defined in Section 2.6(c)) for any periods (or portions thereof) prior to Closing;

               (iv) all liabilities and obligations of any Seller for, or relating to, any Permits to the extent such liabilities accrued prior to Closing;

               (v) except as provide in Section 4.9, all liabilities and obligations of any Seller for, or relating to, such Seller's employees (including, without limitation, any liability relating to employee wages, benefits and related taxes and any and all severance benefits or obligations or other restructuring costs), incurred as a result of the transactions contemplated by this Agreement, including all Required Severance Payments (as defined in Section 4.9(d))

               (vi) all liabilities and obligations of any Seller for any broker's or finder's commission, fee or similar compensation relating to the transactions contemplated by this Agreement;

               (vii) all liabilities and obligations of each of the Sellers for repair, replacement or return of products sold prior to Closing and all marketing discretionary funds, price protection or other credits provided prior to the Closing pursuant to an Assigned Contract (the Buyer agrees that it will not induce or encourage customers to swap out like for like inventory); provided, however, that Buyer will assume responsibility for marketing discretionary funds and other valid credits to the extent, and only to the extent, of the amount provided on Schedule 1.1(a)(vii), Accounts Receivable; and provided further that in no event will Buyer be responsible for any amount of marketing discretionary funds or other valid credits on any Assigned Contract that exceeds the Acquired Receivable due from that Assigned Contract as of the Closing Date; and

               (viii) all liabilities of each of the Sellers arising out of any claim, suit, action, arbitration, proceeding, investigation or other similar matter relating to the ownership of the Acquired Assets or the operation of the Acquired Business prior to the Closing.

          (b) With respect to the Bankruptcy Sellers, the Retained Liabilities shall constitute claims and alleged claims in the Bankruptcy Cases; PROVIDED, HOWEVER, that nothing herein shall grant or create any rights in favor of the holders of Retained Liabilities or create any priority to right of payment. It is expressly understood and agreed that the Parties intend that the Buyer shall not be considered to be a successor to any Seller by reason of any theory of law or equity and that the Buyer shall have no liability except as expressly provided in this Agreement for any liability of any Seller or any of their respective Subsidiaries.

     1.4 PURCHASE PRICE.

          (a) The aggregate purchase price to be paid by the Buyer for the Acquired Assets (the "Aggregate Purchase Price") shall consist of

               (i) an amount equal to U.S. $10,000,000 (the "Closing Cash Purchase Price");

               (ii) The Buyer's promissory note in the original principal amount of U.S. $3,500,000 in the form attached as Exhibit E (the "Promissory Note", together with the Closing Cash Purchase Price, the "Cash Purchase Price");

               (iii) 7,400,000 shares of common stock, U.S. $0.001 par value per share, of the Buyer (the "Shares") (As of November 26, 2001, the Shares had a value of U.S. $26,048,000 based on a closing price of U.S. $3.52 per share.); and

               (iv) the assumption by the Buyer at Closing of the Assumed Liabilities.

          (b) The Closing Cash Purchase Price, the Shares and the Promissory Note shall be allocated among the Sellers in accordance with the allocation to be filed by the Bankruptcy Sellers with the U.S. Bankruptcy Court prior to the hearing for the Approval Order (as defined in Section 4.3(a)) (such allocation in the form approved by the U.S. Bankruptcy Court at the Approval Hearing, the "Schedule of Allocation Among Sellers"), provided that such allocation shall be subject to further order of the U.S. Bankruptcy Court and shall be further allocated among the Acquired Assets in the manner set forth in Section 4.10.

     1.5 THE CLOSING.

          (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at a location as may be mutually agreed upon by the Buyer and L&H, commencing at 9:00 a.m. Eastern Standard Time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date").

          (b) At the Closing:

               (i) the Sellers shall deliver to the Buyer the various certificates, instruments and documents referred to in
                      Section 5.1;

               (ii) the Buyer shall deliver to the Sellers the various certificates, instruments and documents referred to in
                      Section 5.2;

               (iii) L&H shall receive the Good Faith Deposit (as defined in the Deposit Agreement) pursuant to the terms of the Deposit Agreement and the Buyer shall pay to L&H the Closing Cash Purchase Price less the Good Faith Deposit in immediately available funds by wire transfer to an account or accounts to be designated by L&H and issue to L&H the Shares and the Promissory Note and thereafter, L&H shall allocate the Closing Cash Purchase Price, the Shares and the Promissory Note in accordance with the Schedule of Allocation Among Sellers;

               (iv)   RESERVED;

               (v) or as soon as practicable after the Closing, the Sellers shall execute and deliver to the Buyer such instruments of conveyance, with respect to the Acquired Intellectual Property, in forms suitable for filing with the appropriate Governmental Entity;

               (vi) the Sellers shall execute and deliver to the Buyer the Bill of Sale and such other instruments of conveyance as the Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to the Buyer of all of Sellers' right, title and interest in and to the Acquired Assets and the Buyer shall issue to L&H an invoice for the sale of those of the Acquired Assets that are sold by L&H, in compliance with Belgian law;

               (vii) the Buyer shall execute and deliver to the Sellers the Instrument of Assumption and such other instruments as the Sellers may reasonably request in order to effect the assumption by the Buyer of the Assumed Liabilities;

               (viii) the Bankruptcy Sellers shall deliver or cause to be delivered a copy of the Approval Order, entered by the U.S. Bankruptcy Court approving this Agreement and the consummation of the transactions contemplated hereby;

               (ix) the Bankruptcy Sellers shall deliver a certificate, as of a date not earlier than the eleventh day following the entry of the Approval Order or if the Approval Order includes a waiver of the stay provided for in U.S. Bankruptcy Rules of Procedure 6004(g) and 6004(d) a certificate as of the Closing Date of the Clerk of the U.S. Bankruptcy Court certifying as to the absence of a stay pending an appeal with respect to the Approval Order (as defined in Section 4.3(a)), or if certificates to such effect are not provided by such Clerk, then a certified copy of the court docket for the U.S. Bankruptcy Case establishing the absence of any such stay as of the Closing Date;

               (x) L&H shall deliver proper evidence that this Agreement has been approved and authorized by the Belgian Bankruptcy Authorities (the "Belgian Bankruptcy Approval");

               (xi) or as soon as practicable after the Closing, the Sellers shall deliver, and to the extent required by Buyer, shall cause their respective Subsidiaries to deliver, to the Buyer patent, trademark, service mark, service names, tradenames, domain name and/or copyright assignments relating to the Acquired Intellectual Property duly executed by the Sellers and/or their respective Subsidiaries and/or, if applicable, any party to which a security interest was granted or assignment made with respect to the foregoing providing for the assignment and transfer to the Buyer of all of such entity's right, title and interest in and to all such patents, copyrights, trademarks, service marks, service names, tradenames, d omain names or any applications therefor and any other Acquired Intellectual Property, in form and substance reasonably acceptable to the Buyer and any and all files, applications, assignments or other documents relating to the prosecution or maintenance of any Acquired Intellectual Property;

               (xii) the Sellers shall deliver to the Buyer terminations of all Encumbrances which are of record with respect to the Acquired Assets in forms suitable for filing with the appropriate Governmental Entities;

               (xiii) the Sellers shall deliver to the Buyer, or otherwise put the Buyer in control of, all of the Acquired Assets of a tangible nature; and

               (xiv) the Buyer and the Sellers shall execute and deliver to each other cross-receipts and such other instruments, documents or agreements, in form and substance reasonably acceptable to the Buyer and the Sellers, as may be necessary to effect and evidence the transactions contemplated by this Agreement.

     1.6 ASSIGNED CONTRACTS. The Sellers shall be liable for all costs to cure any default under the Assigned Contracts that existed on or prior to the Closing Date.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Each Seller, severally, and not jointly, represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). Representations and warranties contained in this Article II that are made with respect to the Bankruptcy Cases are made only by L&H and Holdings, as applicable. The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any section of the Disclosure Schedule shall qualify
(i) the corresponding section in this Article II and (ii) such other sections in this Article II only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections.

     2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER.

          (a) Each Seller is an entity duly organized and validly existing under the laws of its jurisdiction of incorporation as set forth on SECTION 2.1 of the Disclosure Schedule. If applicable, each Seller is in corporate and tax good standing in its jurisdiction of incorporation and is duly qualified to conduct its business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of the Acquired Business or the ownership or leasing of the Acquired Assets requires such qualification except for jurisdictions where the failure to so qualify would not have a Seller Material Adverse Effect. For purposes of this Agreement, "Seller Material Adverse Effect" means a material adverse effect, individually or in the aggregate, on the business, financial condition or results of operations of the Acquired Business or the condition or value of the Acquired Assets taken as a whole, provided, however, that for purposes of this Agreement, (i) conditions or events generally adversely affecting the speech recognition or speech synthesis industry or (ii) adverse changes in economic, regulatory or political conditions generally in any country where the Sellers operate the Acquired Business, in each case that do not materially disproportionately affect the Acquired Business, shall not be taken into account in determining whether there has been or would be a Seller Material Adverse Effect. Each Seller has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it, including without limitation the Acquired Assets.

     2.2 AUTHORITY. Subject in the case of the Bankruptcy Sellers to the Approval Order and the Belgian Bankruptcy Approval, (a) each Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder, (b) this Agreement has been duly and validly executed and delivered by each Seller and constitutes a valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms and (c) the Ancillary Agreements to which it is a party, when delivered by each Seller at Closing, will constitute valid and binding obligations of each Seller, enforceable against each Seller in accordance with its respective terms. The execution and delivery by each Seller of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of each Seller.

     2.3 NON-CONTRAVENTION. Subject in the case of the Bankruptcy Sellers to the Approval Order (as defined in Section 4.3(a)) and the Belgian Bankruptcy Approval, neither the execution and delivery of this Agreement or the Ancillary Agreements to which any Seller is a party, nor the consummation by any Seller of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of any Seller's charter, by-laws or other corporate organizational documents, (b) require on the part of any Seller or any corporation with respect to which any Seller, directly or indirectly, has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (a "Subsidiary"), any filing with, or any permit, authorization, waiver, consent or approval of any Governmental Entity other than any filings or notices required solely as a result of the legal or regulatory status of the Buyer, (c) violate in any material respect any order, writ, injunction, decree, statute, rule or regulation applicable to any Seller, the Acquired Assets or the Acquired Business or any of its other properties or assets, (d) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a material default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under any contract or instrument, including any Assigned Contract (other than any Assigned Contract pursuant to which any Seller licenses in commercial off-the-shelf software), to which any Seller or any of its Subsidiaries is a party or by which any Seller or any of its Subsidiaries is bound or to which the Acquired Assets or the Acquired Business is subject, or
(e) result in the imposition of any Encumbrance upon any Acquired Assets.

     2.4 OWNERSHIP AND SUFFICIENCY OF ASSETS.

          (a) Subject in the case of the Bankruptcy Sellers to the Approval Order and the Belgian Bankruptcy Approval, each Seller holds good and marketable title to the Acquired Assets and has the complete and unrestricted power and the unqualified right to sell, assign and transfer the Acquired Assets to the Buyer. Each Seller owns all of the Acquired Assets free and clear of all Encumbrances except for the Encumbrances set forth on SECTION 2.4 of the Disclosure Schedule that neither individually nor in the aggregate would have a Seller Material Adverse Effect. Each Non-Bankruptcy Seller represents and warrants that upon the consummation of the transactions contemplated by this Agreement, the Buyer will become the true and lawful owner of, and will receive good and marketable title to, the Acquired Assets, free and clear of all Encumbrances other than Permitted Encumbrances. For purposes of this Agreement, "Permitted Encumbrances" shall mean (i) any statutory Encumbrance arising in the ordinary course of business by operation of law with respect to any liability that is not yet due or delinquent and (ii) any minor imperfection of title or similar Encumbrance which, in each case, would not individually or in the aggregate, constitute a Seller Material Adverse Effect.

          (b) The Acquired Assets and the licenses to be granted to Buyer, as more specifically set forth on ANNEX B attached hereto are sufficient for the conduct of the Acquired Business as currently conducted and as currently proposed to be conducted by the Sellers. (The aforementioned licenses, together with the licenses to be granted by Buyer, as more specifically set forth on ANNEX B attached hereto, the "Technology Licenses.")

          (c) Each tangible Acquired Asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it is currently used.

     2.5 ASSIGNED CONTRACTS.

          (a) Except for Excluded Contracts, Schedule 1.2(a) of the Disclosure Schedule sets forth a list of all material, and substantially all other, contracts, agreements, understandings, instruments or arrangements, whether oral or written, to which each Seller or any of its Subsidiaries is a party relating to the Acquired Assets or the Acquired Business, including, without limitation, all executory contracts within the meaning of U.S. Bankruptcy Code Section 365, all purchase and sales orders, all licenses and sublicenses, all leases, all indemnification and financing agreements, all original equipment manufacturer agreements, distribution agreements, warranty obligations (except warranty obligations entered in the ordinary course of business) volume or quantity purchase agreement or other similar agreement relating to the Acquired Assets or Acquired Business or joint marketing, joint development or joint venture contract or arrangement or any other agreement relating to the Acquired Assets or Acquired Business. Schedule 1.2(a) of the Disclosure Schedule identifies under the heading "Material Contracts" all Assigned Contracts relating to licensees that either paid to the Sellers more than U.S. $50,000 in the first three quarters of 2001 or (ii) have committed more than U.S. $50,000 in future payments to the Sellers through December 31, 2002 (collectively, the "Material Contracts"). In addition,
Schedule 1.2(a) of the Disclosure Schedule identifies, with respect to each such contract, agreement, understanding, instrument or arrangement, (y) which Seller is a party thereto and (z) the applicable Seller product licensed thereunder.

          (b) Prior to the Closing the Sellers shall have made available to the Buyer complete and accurate copies of the Assigned Contracts listed on SCHEDULE 1.2(a). All Assigned Contracts are in full force and effect and no Seller is in material breach or violation of, or default under, any Assigned Contract (other than Debtor Assigned Contracts), and no event has occurred, is pending or, to the knowledge of the Sellers, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material breach or default by any Seller or any Subsidiary of any Assigned Contract.

          (c) To the knowledge of the Sellers (i) no party to any Material Contract intends to cancel, withdraw, modify or amend such Material Contract and
(ii) no party to any Assigned Contract (other than Material Contracts) intends to cancel, withdraw, modify or amend any such Assigned Contract, if such cancellation, withdraw, modification or amendment would, individually or in the aggregate, constitute a Seller Material Adverse Effect. Any cure or compensation due to any party to the Debtor Assigned Contracts or any other individual or entity as a result of the assumption and assignment of the Debtor Assigned Contracts to the Buyer pursuant to U.S. Bankruptcy Code Section 365(b), will be paid by the applicable Bankruptcy Seller prior to the Closing. By the Closing, the Bankruptcy Sellers will have obtained an order of the U.S. Bankruptcy Court authorizing the Bankruptcy Sellers to assign the Debtor Assigned Contacts to the Buyer pursuant to U.S. Bankruptcy Code Section 365.

          (d) No Seller has granted any third party any rights in or to any of the Assigned Contracts. Subject in the case of the Bankruptcy Sellers to the Approval Order and the Belgian Bankruptcy Approval, each Assigned Contract is assignable by the Sellers to the Buyer without the consent or approval of any party and will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing.

          (e) SECTION 2.5(e) of the Disclosure Schedule sets forth all contracts to which any Seller or any Subsidiary of any Seller is a party that has or could reasonably be expected to have the effect of prohibiting or materially impairing the conduct of the Acquired Business or the use of any of the Acquired Assets by the Buyer after the Closing, and no Assigned Contract will materially restrict the Buyer, from and after the Closing, from selling, licensing or otherwise distributing any technology or products, or providing services, to customers or potential customers or any class of customers, in any geographic area, during any period of time.

          (f) No Assigned Contract provides any third party with the right to receive a license or any other right to intellectual property of the Buyer or any affiliate of the Buyer (other than to the Acquired Intellectual Property to the extent such license or other rights are described on SECTION 2.7(c) of the Disclosure Schedule) following the Closing as a result of the consummation of the transactions contemplated by this Agreement.

     2.6 TAXES.

          (a) Each of the Sellers has timely filed all Tax Returns (as defined below) that it was required to file, and all such Tax Returns were complete and accurate in all material respects. No Seller is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Sellers are or were members. Each group of corporations with which each Seller has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns (an "Affiliated Group") has filed all Tax Returns that it was required to file with respect to any period in which such Seller was a member of such Affiliated Group (an "Affiliated Period"), and all such Tax Returns were complete and accurate in all materials respects. Each Seller has paid on a timely basis all Taxes that were due and payable and each member of an Affiliated Group has paid all Taxes that were due and payable with respect to all Affiliated Periods. All Taxes owed by any of the Sellers (whether or not shown on any Tax Return) have been paid. None of the Sellers currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Sellers does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. All Taxes that the Sellers are or were required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been timely paid to the proper taxing authority. None of the Sellers has waived or extended any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (b) The Acquired Assets and the Acquired Business will be transferred free and clear of any Encumbrance relating to or in connection with Taxes except for Taxes assessed or incurred pursuant to Article 11 of the Belgian Value Added Tax Code, if applicable, in connection with the sale of the Acquired Assets (such value added taxes are referred to herein as the "Belgian VAT Taxes"). All Taxes relating to the Acquired Assets have been or will be paid by the Sellers for all periods (or portions thereof) prior to the Closing, and Encumbrances for any such Taxes as have not been paid will attach to the proceeds of the sale contemplated by this Agreement. The Sellers and any other person required to file Tax Returns relating to the Acquired Assets and the Acquired Business have duly and timely filed (or will file prior to the Closing) all Tax Returns relating to the Acquired Assets and the Acquired Business required to be filed prior to such date, and all such Tax Returns and reports are true, correct, and complete in all material respects. There are no pending or threatened proceedings with respect to Taxes relating to the Acquired Assets or the Acquired Business, and there are no outstanding waivers or extensions of statutes of limitations with respect to assessments of Taxes relating to the Acquired Assets or the Acquired Business.

          (c) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government (including without limitation, The Kingdom of Belgium), or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

     2.7 INTELLECTUAL PROPERTY.

          (a) SECTION 2.7(a) of the Disclosure Schedule contains a true and complete list, arranged according to the identity of the applicable Seller, of all Intellectual Property and material items of Other Intellectual Property. For purposes of this Agreement:

               (i) "Intellectual Property" means (A) the items listed in ANNEX B attached hereto and any intangible and intellectual property rights contained in those items, including, without limitation, copyright and trade secret rights, (B) any patents, patent applications, provisional patent applications, patent disclosures, and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility model, certificate of invention and design patents, patent application, registrations and applications for registrations listed in ANNEX B, and (C) any trademarks, service marks, trade dress, logos, tradenames, domain names and corporate names and registrations and applications for registration thereof and copyright registrations listed in ANNEX B ; and (D) any mask works and registrations and applications for registration thereof listed in ANNEX B; and

               (ii) "Other Intellectual Property" means all intangible and intellectual property rights used in or being developed for use in the Acquired Business (excluding Intellectual Property, as defined above), including, without limitation, inventions, specifications, technical manuals and data, drawings, product information and data, know-how, development work-in-progress, modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, notes, test routine, prototypes developed in connection with any of the foregoing, design documentation, methodologies, processes, design information, technology, formulae, routines, engineering specifications, engineering work papers, and other works of authorship and proprietary information and materials of any kind and all other information similar in nature to the items listed in this clause (ii) (except, in each case, any intangible or intellectual property listed on ANNEX C attached hereto).

          (b) The Sellers own or have the right to use all Intellectual Property in the operation of the Acquired Business as currently conducted and as currently proposed to be conducted by the Sellers. Upon the consummation of the transactions contemplated by this Agreement, each item of Intellectual Property shall be owned by the Buyer or licensed to the Buyer, following the Closing on substantially identical terms and conditions as it was used by the Sellers immediately prior to the Closing. Each Seller has taken reasonable measures to protect the proprietary nature of the Intellectual Property and to maintain in confidence all trade secrets and confidential information, that it owns or uses in connection with the Acquired Business. Other than licenses set forth on
SCHEDULE 1.2(a) and licenses granted in connection with the sale of commercial off-the-shelf software, (i) no Seller has granted to any third-party and no other person or entity has, any rights to any of the Intellectual Property; and
(ii) to the knowledge of the Sellers, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property.

          (c) Section 2.7(c) of the Disclosure Schedule under the heading "Material Third Party Contracts" identifies each license or other agreement or type of license or other agreement from a third party which is necessary for the conduct of the Acquired Business (the "Material Third Party Contracts").

          (d) To the knowledge of the Sellers, none of the Intellectual Property or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any intellectual property rights of any person or entity. Section 2.7(d) of the Disclosure Schedule lists any pending or unresolved complaint, claim or notice, or written threat thereof, received by any Seller or any Subsidiary alleging any such infringement, violation or misappropriation; and the Sellers have provided to the Buyer complete and accurate copies of all written documentation in the possession of each Seller or any Subsidiary relating to any such complaint, claim, notice or threat. Each Seller has made available to the Buyer complete and accurate copies of all written documentation in its possession relating to claims or disputes known to the Sellers concerning any Intellectual Property, other than documentation the production of which would result in a waiver or violation of either the attorney-client privilege or work product protections.

          (e) Except as set forth on Schedule 2.7(e) of the Disclosure Schedule, no Seller nor any Subsidiary has disclosed any source code or any other confidential information which is a part of the Intellectual Property to any person or entity other than employees, consultants and advisors of the Sellers who have executed and delivered to the Sellers appropriate confidentiality agreements agreeing to keep any such information confidential. No Seller nor any Subsidiary has received any third party demands for source code pursuant to an escrow agreement or any other agreement, and to the knowledge of the Sellers, no third party has threatened against any Seller or Subsidiary to bring any action, suit or proceeding, or other type of claim to demand any source code relating to the Intellectual Property.

          (f) Each Seller has received from all employees, consultants, advisors and contractors who may assert or have asserted any right in or claim to any Intellectual Property as an inventor, author or otherwise an assignment form, assigning such person's or entity's rights in the Intellectual Property to such Seller, as appropriate, which assignment forms have been filed with the appropriate patent, trademark or other office.

          (g) Each Seller has, in all material respects, paid all maintenance fees, annuities, and similar fees, and has filed all appropriate renewals, declarations, and other papers to keep all patents, patent applications, trademark registrations and trademark applications in force to the extent any of the foregoing relate to, or are used in, the Acquired Business.

     2.8 LITIGATION. Except for the Bankruptcy Cases, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator which is pending or, to the knowledge of the Sellers, has been threatened against any Seller or any Subsidiary (a) relating to or affecting the Acquired Assets or the Acquired Business or (b) which could reasonably be expected to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

     2.9 WARRANTIES AND INDEMNITIES. SECTION 2.9 of the Disclosure Schedule sets forth (i) a list of all warranty and indemnity claims outside the ordinary course of business currently pending against the Sellers with respect to the Acquired Assets and (ii) a statement of the number of warranty and indemnity claims (whether or not in the ordinary course of business) and the aggregate dollar value of all such claims pending against the Sellers with respect to the Acquired Assets.

     2.10 EMPLOYEES.

          (a) On or prior to the date of this Agreement, the Sellers have provided to the Buyer a complete and accurate list of each current and former employee, advisor, consultant and contractor of any Seller that has not signed one or more written agreements (together, a "Confidentiality Agreement") under which such person or entity (i) is or was obligated to disclose and transfer to the Sellers, without the receipt by such person or entity of any additional value therefor (other than normal salary or fees for consulting services), all inventions, copyrights, developments and discoveries which, during the period of employment or engagement with or performance of services for any Seller, he, she or it makes or made or conceives or conceived of, either solely or jointly with others, that relate to any subject matter with which his, her or its work for any Seller was concerned, or relate or related to or are or were connected with the Acquired Assets or the Acquired Business, and (ii) is obligated to maintain the confidentiality of proprietary information of the Acquired Business. The use of confidential information relating to the Acquired Assets and the Acquired Business by former employees of any Seller within the scope of their employment, if any, by the Buyer, will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any of the terms, conditions or provisions of, or constitute a default under, any agreement, contract, arrangement or understanding (whether oral or written) under which any Seller or any such employee is now obligated, and the Sellers expressly waive, to the extent related to the Acquired Business or the Acquired Assets, any such breach of a Confidentiality Agreement by any former employee as may occur in the course of their employment by Buyer. No employee of the Seller will, after giving effect to the transactions contemplated herein, own or retain any rights in or to the Acquired Assets or the Acquired Business. To the knowledge of the Sellers, (i) no employee is in violation of any provision of a Confidentiality Agreement, and (ii) there has been no unauthorized use, infringement, misappropriation or disclosure by any employee, of any Acquired Intellectual Property, which could, individually or in the aggregate, have a material adverse effect on the Acquired Intellectual Property.

          (b) On or subsequent to October 24, 2001, but prior to the date hereof, L&H dismissed all of its then current employees ("Recently Terminated Employees").

          (c) On or prior to the date of this Agreement, the Sellers have provided to the Buyer a complete and accurate list of (i) all persons who have been terminated by L&H since March 31, 2001, other than the Recently Terminated Employees which were re-hired (the "Former Employees") and who have not executed and delivered to L&H release agreements releasing any and all claims in connection with or arising from such Former Employee's employment with or termination from, L&H, or any predecessor of L&H and (ii) each Recently Terminated Employee who was rehired by L&H pursuant to a contract, the expiration of which is on or about December 15, 2001 ("Rehired Employees"); together with the Former Employees, the "Employees"), identifying, for each Rehired Employee, his or her, total gross annual compensation (including year-end bonus).

          (d) Except to the extent provided in Section 4.9, the Buyer will not be liable for (i) any payments due to a Non-Transferred Employee (as defined in Section 4.9(b)) or (ii) any payments with respect to amounts that become due and payable on or prior to the Closing Date to any Employee.

     2.11 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any person or entity acting on behalf of any Seller in such a manner as to give rise to any claim against the Buyer for any broker's or finder's commission, fee or similar compensation.

     2.12 INSURANCE. All premiums due and payable under all insurance policies and fidelity bonds relating to the Acquired Assets have been paid through the Closing and each Seller is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

     2.13 RESERVED.

     2.14 RESERVED.

     2.15 RESERVED.

     2.16 INVESTMENT REPRESENTATIONS.

          (a) Each Seller is either:

               (i) an "accredited investor" (as such term is defined in Rule 501 (a) promulgated under the Securities Act of 1933, as amended (the "Securities Act")) or

               (ii) NOT a "U.S. person" (as defined in Rule 902(k) promulgated under the Securities Act) and is NOT acquiring the Shares for the account or benefit of any U.S. person.

          (b) No Seller is acquiring the Shares with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same in any manner that would violate the Securities Act or that would cause the Buyer's issuance of the Shares to the Sellers hereunder to be in violation of the Securities Act; and, except as contemplated by this Agreement, the Ancillary Agreements and the exhibits and schedules hereto and thereto, no Seller has any present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof in any manner that would violate the Securities Act or that would cause the Buyer's issuance of the Shares to the Sellers hereunder to be in violation of the Securities Act.

          (c) Each Seller has carefully reviewed the representations concerning the Buyer contained in this Agreement and has made detailed inquiry concerning the Buyer, its business and its personnel; the officers of the Buyer have made available to each Seller any and all written information which it has requested and have answered to the satisfaction of each Seller all inquiries made by any Seller; and each Seller has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Buyer by virtue of its receipt of the Shares pursuant to this Agreement and each Seller is able financially to bear the risks thereof.

     2.17 RESERVED.

     2.18 CERTAIN SEVERANCE COSTS. L&H represents that all obligations of the Sellers to pay any severance or other similar amounts to employees other than the Belgian Retained Employees (the "Non-Transferred Belgian Employees") shall become prepetition claims in the Belgian Bankruptcy Case for which the Buyer cannot be held liable.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants (which representations and warranties shall terminate as of the Closing) to the Sellers as follows:

     3.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Buyer has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

     3.2 AUTHORIZATION OF TRANSACTION. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by the Buyer and the performance of this Agreement and the consummation of the transactions contemplated hereby and thereby by the Buyer have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms. The Ancillary Agreements, when delivered by the Buyer at Closing, will constitute valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

     3.3 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement or the Ancillary Agreements by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of Buyer's certificate of incorporation or by-laws, each as amended and/or restated to date, (b) require, on the part of Buyer or any subsidiary of Buyer, any filing with, or any permit, authorization, waiver, consent or approval of any Governmental Entity other than any filings or notices required solely as a result of the legal or regulatory status of any Seller and the filing of an additional listing notification with respect to the Shares with the Nasdaq National Market, (c) violate in any material respect any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets, or (d) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a material default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer or any of its subsidiaries is a party or by which the Buyer or any of its subsidiaries is bound.

     3.4 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of the Buyer consists of 140,000,000 shares of common stock, $0.001 par value per share ("Buyer Common Stock") and 40,000,000 shares of preferred stock, $0.001 par value per share ("Buyer Preferred Stock"). As of October 31, 2001, (i) 51,046,133 shares of the Buyer Common Stock were issued and outstanding, of which 656,000 shares of the Buyer Common Stock were held in the treasury of the Buyer, all of which were duly authorized, validly issued, fully paid and nonassessable and free of statutory pre-emptive rights and (ii) 3,562,238 shares of Buyer Preferred Stock were issued and outstanding. As of the date of this Agreement, other than options granted by Buyer under the Buyer's option plans as described in the Buyer SEC Reports (as defined in Section 3.5), there are no outstanding options to purchase Buyer Common Stock with respect to the Buyer.

     3.5 SEC REPORTS AND FINANCIAL STATEMENTS.

          (a) The Buyer has made available to the Sellers a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Buyer or any of its Subsidiaries with the Securities Exchange Commission (the "SEC") since December 31, 2000 (as such documents have since the time of their filing been amended or supplemented, the "Buyer SEC Reports"), which are all the documents (other than preliminary material) that Buyer and its Subsidiaries were required to file with the SEC since such date. As of their respective dates, the Buyer SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The financial statements, including all related notes and schedules, contained in Buyer's most recent Annual Report on Form 10-K and each Buyer SEC Report, are complete and accurate in all material respects and fairly present the consolidated financial position of the Buyer as of the dates indicated, and the results of its operations and cash flows for the periods then ended, in accordance with generally accepted accounting principles applied on a consistent basis throughout the relevant period, except as may be noted therein, and subject in the case of the Form 10-Q for the period ended September 30, 2001 to normal year-end adjustments.


     3.6 SHARES. The Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable, and free of pre-emptive rights.

     3.7 LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Buyer, threatened against or affecting, Buyer before any Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement and the Ancillary Agreements.

     3.8 FINANCING. The Buyer has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Cash Purchase Price and any other amounts to be paid by it hereunder and under the Ancillary Agreements.

     3.9 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any person or entity acting on behalf of the Buyer in such a manner as to give rise to any claim against the Sellers for any broker's or finder's commission, fee or similar compensation.

                                   ARTICLE IV

                              PRE-CLOSING COVENANTS

     4.1 COMMERCIALLY REASONABLE EFFORTS. Each Party shall use commercially reasonable efforts, to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

     4.2 NOTICES AND CONSENTS. The Buyer, on the one hand, and the Sellers, on the other hand, shall use commercially reasonable efforts to obtain all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be necessary to be obtained and effected by the Buyer, on the one hand, and the Sellers on the other hand, in order to permit the consummation of the transactions contemplated by this Agreement, and permit the Buyer to hold and employ the Acquired Assets following the Closing (including, without limitation in the case of the Sellers, those listed in SECTION 2.3 of the Disclosure Schedule).

     4.3 BANKRUPTCY COVENANTS.

          (a) At the Approval Hearing, as defined in the Notice of Auction Procedures, dated October 30, 2001, related to the Bankruptcy Cases, the Bankruptcy Sellers shall use their respective commercially reasonable efforts to obtain the entry of an order, which may be substantially in the form of the Approval Order, authorizing the Bankruptcy Sellers to sell the Acquired Assets to the Buyer, which form has been provided to and is reasonably satisfactory to Buyer ("Approval Order") and to assign the Debtor Assigned Contracts to the Buyer (the "Assignment Order"), which may be part of the Approval Order. The applicable Bankruptcy Seller shall be responsible for the payment at or prior to Closing of any amounts necessary to cure any defaults which exist on the Closing Date under the Debtor Assigned Contracts, and the Buyer shall be responsible for providing adequate assurance of its ability to perform the obligations of the Bankruptcy Seller under the Debtor Assigned Contracts following the Closing. The Buyer shall use its commercially reasonable efforts to assist the Bankruptcy Sellers in obtaining the Approval Order and the Assignment Order, as may be necessary, including without limitation, making officers and other principals of the Buyer available for testimony before the U.S. Bankruptcy Court.

          (b) From and after the date hereof, neither the Seller nor the Buyer shall, and each Seller and the Buyer shall ensure that none of its respective Subsidiaries shall, take any action or fail to take any action, which action or failure to act would reasonably be expected to (i) prevent or impede the consummation of the transactions contemplated by this Agreement in accordance with the terms of this Agreement, or (ii) result in (A) the reversal, avoidance, revocation, vacating or modification (in any manner which would reasonably be expected to materially and adversely affect the Buyer's rights hereunder) or (B) the entry of a stay pending appeal, in the cases of each of sub-clauses (A) or
(B) of this Section, with respect to the Approval Order or the Assignment Order or the Provision Order issued by the Bankruptcy Court pursuant to 11 U.S.C. ss.ss.105, 363 and 365, dated October 30, 2001, related to the U.S. Bankruptcy Case (the "Provision Order").

          (c) As soon as practical after the entry of the Approval Order, L&H shall seek to obtain the Belgian Bankruptcy Approval. The Buyer shall use its commercially reasonable efforts to assist the Bankruptcy Sellers in obtaining the Belgian Bankruptcy Approval, as may be necessary, including without limitation, making officers and other principals of the Buyer available for testimony before the Belgian Bankruptcy Authorities.

          (d) The Bankruptcy Sellers shall promptly provide the Buyer with drafts of all documents, motions, orders, filings or pleadings that the Bankruptcy Sellers propose to file with the Bankruptcy Courts which relate to the consummation or approval of this Agreement, the Ancillary Agreements, or any provision herein or therein, and will provide the Buyer with reasonable opportunity to review and approve such filings as reasonably practical. The Bankruptcy Sellers shall also promptly (within 24 hours) provide the Buyer with copies of all pleadings received by or served by or upon the Bankruptcy Sellers in connection therewith or in connection with the Belgian Bankruptcy Approval which have not otherwise been served on the Buyer.

     4.4 OPERATION OF BUSINESS. Except as contemplated by this Agreement and to the extent not inconsistent with the Bankruptcy Codes, the operation and information requirements of the Office of United States Trustee (the "OIRR"), and subject to any order or direction of the U.S. Bankruptcy Court or the Belgian Bankruptcy Authorities, during the period from the date of this Agreement to the Closing, the Sellers shall conduct the Acquired Business in the ordinary course of business consistent with past practice and in compliance with applicable laws and regulations, and to the extent consistent therewith so as to preserve the current value and integrity of the Acquired Business and the Acquired Assets, pay all post-petition taxes as they become due and payable, maintain insurance on the Acquired Assets (in amounts and types consistent with past practice), and use their respective reasonable best efforts to preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, prior to the Closing and subject to the requirements of the Bankruptcy Codes, the OIRR, any orders entered by the U.S. Bankruptcy Court or the Belgian Bankruptcy Authorities, no Seller shall, without the prior written consent of the Buyer:

          (a) sell, assign, transfer, convey, lease, license, encumber or dispose of any Acquired Assets except in the ordinary course of business;

          (b) mortgage or pledge any of the Acquired Assets or subject any Acquired Assets to any Encumbrance other than Permitted Encumbrances;

          (c) take any action permitted by this Agreement that would result in any of the representations and warranties of any Seller set forth in this Agreement becoming untrue in any material respect; or

          (d) agree in writing or otherwise to take any of the foregoing actions.

     4.5 FULL ACCESS AND CONFIDENTIALITY.

          (a) Each Seller shall, and shall cause each of its Subsidiaries to, permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of such Seller or its Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, solely to the extent that they relate to the Acquired Assets. Notwithstanding the foregoing, the Buyer shall not have access to any employment records prior to the Closing and following the date that is ten (10) days following the entry of the Approval Order, shall have access to the performance records, evaluation records and other such similar information contained in the personnel records of the Transferred Employees to the maximum extent permitted by law unless such access would (in the reasonable judgment of the applicable Seller) subject the disclosing Seller to liability. At no time shall Seller provide Buyer with access to any medical records of any Transferred Employee or to any employment records of any Non-Transferred Employee (as defined below).

          (b) Without limiting the general applicability of the Confidentiality Agreement, dated as of November 5, 2001, by and between Buyer and L&H (the "Confidentiality Agreement"), any information provided in connection with this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby relating to the Sellers or the Acquired Assets will be treated as "Evaluation Material" under the Confidentiality Agreement.

     4.6 NOTICE OF BREACHES.

          (a) The Sellers shall promptly deliver to the Buyer written notice of any event or development that would (i) render any statement, representation or warranty of any Seller in this Agreement (including exceptions set forth in the Disclosure Schedule) inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by any Seller of, or a failure by any Seller to comply with, any agreement or covenant in this Agreement applicable to any Seller. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

          (b) The Buyers shall promptly deliver to the Sellers written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Buyer of, or a failure by the Buyer to comply with, any agreement or covenant in this Agreement applicable to the Buyer. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

     4.7 TRANSITION SERVICES. Buyer and Sellers will negotiate certain services to be provided by Sellers to Buyer to facilitate the orderly transition of the Acquired Business. The services to be provided will be mutually agreed upon among the Buyer and Sellers and Sellers shall receive fair compensation therefor. Entering into any agreement with respect to such transition shall not be a condition of Closing for any Party.

     4.8 RESERVED

     4.9 EMPLOYEE MATTERS.

          (a) Following the execution of this Agreement, and continuing until the earlier of the termination of this Agreement and ten (10) days following the entry of the Approval Order, the Buyer shall have the right to approach and solicit for employment commencing as of or after the Closing Date any employee of the Sellers; and in connection therewith, the Sellers and the Buyer shall cooperate to effect an orderly transition of any of such employees hired by the Buyer. Each Seller hereby waives, with respect to the solicitation of employment or employment by the Buyer of any employee of such Seller, any claims or rights the Seller has against the Buyer or any such employee under any non-hire, non-solicitation, non-competition, confidentiality or employment agreement or any cause of action based on similar rights arising by contract, at common law or by statute or regulation; provided, however, that none of the foregoing waivers shall survive the termination of this Agreement, and provided further that the foregoing waiver of any non-hire and non-solicitation provisions is solely for the purpose of consummating the transactions contemplated by this Agreement and shall not extend to any solicitation or hiring by Buyer after the ten (10) days following the entry of the Approval Order. Each Seller hereby assigns to the Buyer but only to the extent they relate to the Acquired Assets, the right to enforce the provisions of any non-competition agreement between such Seller and any Transferred Employee (as defined below) hired by Buyer and any non-hire, non-solicitation, confidentiality, assignment of inventions or similar agreement between such Seller and any Transferred Employee hired by Buyer. Nothing in this Section 4.9 or any other agreement to which the Sellers may be a party, if applicable, shall prevent or inhibit Buyer from soliciting for employment, at any time, any Former Employee or any other former employee of the Sellers other than L&H.

          (b) During the ten (10) day period after the execution of this Agreement , the Buyer shall retain or offer employment (which offers shall be conditioned on the closing of the transactions contemplated hereby), and assume all employment obligations with respect to no fewer than 150 persons from a pool consisting of (i) Rehired Employees of L&H (the "Belgian Retained Employees"); and (ii) other employees of the Sellers not otherwise employed by L&H (the "Non-Belgian Retained Employees" and together with the Belgian Retained Employees, the "Transferred Employees"), or, in each case, such higher number as the Buyer may determine in its sole discretion. Of the employees that Buyer retains or offers employment to, Buyer shall designate (i) not less than 50 which shall be Belgian Retained Employees and (ii) any combination of the employees from a list separately provided to Buyer that Buyer retains or offers employment to that shall be sufficient to relieve the Sellers of not less than $2,200,000 in severance payments that Sellers are obligated to make under the Severance Plans (as defined below). Such employment or retention must be on terms and conditions that do not significantly diminish the Transferred Employee's position, level or responsibility, or his or her total compensation and benefits, in the aggregate, or require any such Transferred Employee to relocate his or her place of employment to a location that will increase his or her commute by more than fifty (50) miles in one direction (any of the foregoing constituting a "Constructive Termination"). The Transferred Employees shall have a reasonable amount of time within which to accept to reject Buyer's offer of employment. The Buyer shall provide Sellers with the list of the Transferred Employees in writing within ten (10) days after the execution of this Agreement
 . Nothing shall require L&H to continue to employ any employees in Belgium after December 14, 2001 or any Sellers to continue to employ any employees after the Closing Date.

          (c) If, within six (6) months after the date of hire, Buyer terminates a Transferred Employee without cause or takes any action that constitutes a Constructive Termination of a Transferred Employee, and such action on the part of Buyer results in a Seller making a payment to such Transferred Employee under L&H's 2001 Key Employee Retention Plan ("KERP") or the severance program authorized in accordance with the procedures set forth by the U.S. Bankruptcy Court on January 8, 2001 (collectively, the "Severance Plans"), then Buyer shall reimburse Seller for such amounts paid.

          (d) Subject to this Section 4.9, the Buyer shall not assume any obligations to any employee of any Seller, including the Belgian employees of L&H, that is not hired by the Buyer at the Closing (the "Non-Transferred Employees"), including, without limitation, any obligations or liabilities for any dismissal benefits that each such employee shall have accepted or shall accept in full satisfaction of his or her rights resulting from the termination of such employee's employment by L&H (the "Required Severance Payments") or other severance or restructuring costs. Except as set forth in Section 4.9(c) above and as set forth in the following sentence, the Buyer shall not assume any obligations to any employee of the Sellers, including any Transferred Employee, for any amounts accrued prior to the Closing. If Buyer hires any Non-Transferred Employee within one (1) month following the date that is ten (10) days following the entry of the Approval Order, then Buyer shall, within ten (10) business days of such employee's hire date, pay to L&H an amount equal to any severance amounts paid to such employee by any of the Sellers pursuant to the Severance Plans.

          (e) Nothing contained in this Agreement shall confer upon any Employee, any right with respect to employment or continuance of employment by the Buyer, except as may be required under the Belgian Collective Bargaining Agreement n(degree)CBA 32bis of June 7, 1985 ("CBA 32bis") with respect to the Belgian Retained Employees, nor shall anything herein interfere with the right of the Buyer to terminate the employment of any Transferred Employee, with or without cause, subject to the provisions of any employment agreement with the Buyer and applicable law. No provision of this Agreement shall create any third party beneficiary rights in any employee, or any beneficiary or dependents thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Employee by the Buyer or under any benefit plan which the Buyer may maintain.

          (f) During the time that this Agreement shall remain in effect and for a period of two (2) years following the Closing, each Seller agrees on behalf of itself and its Subsidiaries, and their respective officers, directors and agents (the "Seller Control Group") that the members of the Seller Control Group shall take no action, formal or informal, direct or indirect, to (i) solicit the employment of any Transferred Employees or any other employee, consultant or independent contractor of the Buyer other than through general advertising not specifically directed at such employees, (ii) hire any employee of the Buyer, except as a result of actions permitted by clause (i) above, or (iii) solicit, entice, induce or encourage any Transferred Employees or any other employee, consultant or independent contractor of the Buyer to terminate his, her or its relationship with the Buyer in order to become an employee, consultant or independent contractor of or to a person other than Buyer.

          (g) At the written request of the Buyer, each Seller (other than L&H) shall continue to employ such of the Transferred Employees as may have an H-1B visa status until the Buyer shall have filed the appropriate papers with the Immigration and Naturalization Service to have such H-IB status transferred to the Buyer. The Buyer shall reimburse any Seller for its out-of-pocket expenses, including for the provision of welfare and other benefits, in continuing such employment upon receipt of a bill from the Seller in a form reasonably acceptable to the Buyer. Each Seller shall cooperate in good faith with the Buyer and take commercially reasonable action and execute any documents, instruments or conveyances of any kind which may be necessary to ensure that the Buyer owns all right, title and interest in any intellectual property created by such employees between the Closing and the date on which the H-1B visa of such employee is transferred to the Buyer and such employee commences working directly for the Buyer.

     4.10 ALLOCATION OF PURCHASE PRICE. The Aggregate Purchase Price shall be allocated among the Acquired Assets in proportion to their fair market values and not in excess thereof as provided in a schedule (the "Allocation Schedule") mutually agreed upon by Buyer and the Sellers as soon as practicable after the Closing Date, but in no event later than thirty (30) days following the Closing, with the Parties agreeing to negotiate in good faith with respect to such schedule. The Allocation Schedule shall be for purposes of complying with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended, and regulations thereunder. The Buyer and Sellers each agree to prepare and file on a timely basis with the Internal Revenue Service (and applicable state Tax authorities) substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisition Statements Under Section 1060" consistent with the Allocation Schedule (and corresponding state Tax forms). If any Tax authority challenges such allocation, the party receiving notice of such challenge shall give the other party prompt written notice thereof, and the parties shall cooperate in order to preserve the effectiveness of such allocation;

     4.11 TAXES. The Sellers will be solely responsible for and pay (and to the extent that Buyer pays, reimburse Buyer for), all sales, use, transfer, added or other similar taxes, other than Belgian VAT Taxes, if any, which shall be paid by Buyer (collectively, the "Transaction Taxes"), if any, due as a result of the transactions contemplated by this Agreement whether imposed by law on a Seller or the Buyer. It is expressly understood that Buyer shall have no obligation to take any affirmative steps nor will it oppose any attempts with respect to the collection of the Transaction Taxes. The Sellers shall furnish to the Buyer all resale, exempt use or other certificates as may be applicable to the transactions contemplated by this Agreement.

     4.12 INTELLECTUAL PROPERTY. The Parties agree that, unless expressly indicated on ANNEX B and except for the licenses to the AudioMining Asset Group as set forth on ANNEX B, the Technology Licenses shall be perpetual, royalty-free, non-exclusive licenses, without the right to sub-license, except in connection with the distribution of products (or to any successor in interest).

     4.13 GOOD FAITH. The Sellers agree that the Buyer has negotiated in good faith and at arm's length with the Sellers. The Parties acknowledge and agree that the Buyer is a "good faith purchaser" within the meaning of U.S. Bankruptcy Code Section 363(m) and is thereby entitled to the protection afforded good faith, arm's length buyers under the U.S. Bankruptcy Code.

Nothing in this Agreement constitutes or shall be construed or interpreted to constitute either a waiver of the protections afforded by Section 363(m) or the Buyer's consent to a stay of this Agreement pending appeal.

     4.14 REGISTRATION RIGHTS. The Buyer will enter into a Registration Rights Agreement (the "Rights Agreement") with the Sellers named therein in the form attached as EXHIBIT F.


     4.15 ADEQUATE ASSURANCES REGARDING CONTRACTS. With respect to any Debtor Assigned Contract, the Buyer shall make commercially reasonable efforts to provide assurance as required under the Bankruptcy Code of the future performance of such Debtor Assigned Contract by the Buyer. The Buyer shall promptly take all actions reasonably required by L&H or Holdings to assist in
(i) obtaining the U.S. Bankruptcy Court's entry of the Approval Order, such as furnishing affidavits, non-confidential financial information or other documents or information for filing with the U.S. Bankruptcy Court and making the Buyer's employees and representatives available to testify before the U.S. Bankruptcy Court with respect to demonstrating adequate assurance of future performance by the Buyer under any Debtor Assigned Contract that is assumed and assigned by L&H or Holdings and (ii) obtaining any and all requisite Belgium Bankruptcy Approval.

     4.16 RESERVED.

     4.17 BANKRUPTCY OR CONCORDAT PROCEEDINGS INITIATED BY OTHER SELLERS. The Buyer agrees and acknowledges that (i) after the date hereof and until the Closing Date the Sellers that are Non-Bankruptcy Sellers on the date hereof, or any of them, may decide in their sole discretion based upon reasonable business judgment, in order to facilitate the consummation of the transactions contemplated hereby and in the Ancillary Agreements, to file bankruptcy petitions in either the U.S. Bankruptcy Court or Belgium bankruptcy court of competent jurisdiction, or both, and thereby become subject to bankruptcy or concordat proceedings in the U.S. and Belgium, respectively, and become Bankruptcy Sellers hereunder and (ii) neither the bankruptcy (faillissement) of L&H nor any filing or commencement of a U.S. bankruptcy or Belgian concordat or bankruptcy proceeding pursuant to the preceding clause (i) shall, in and of itself, be deemed to be a breach of any covenant, representation or warranty of any Seller hereunder, nor shall such event, in and of itself, constitute a Seller Material Adverse Effect hereunder; provided, that if the filing or commencement of a U.S. bankruptcy or Belgian concordat or bankruptcy proceeding by any Non-Bankruptcy Seller causes the Sellers to be unable to satisfy the conditions to closing set forth in Section 5.1 (c) or 5.1(d), the Buyer shall have the right to terminate this Agreement in accordance with Section 8.1 (c) hereof.

     4.18 RESERVED.

     4.19 REIMBURSEMENT OF BELGIAN VAT TAXES; TAX WAIVER. Both before and after the Closing each Seller, at the request of the Buyer and without further consideration, shall use its commercially reasonable efforts to assist Buyer (i) in obtaining the recognition by the Belgian VAT authorities that no Belgian VAT Taxes are due on the Purchase Price or, in the absence thereof, in obtaining reimbursement for any Belgian VAT Taxes paid or incurred, if any, in connection with the transactions contemplated by this Agreement and (ii) in obtaining an appropriate tax lien waiver from the Commonwealth of Massachusetts in connection with the transactions contemplated hereby.

     4.20 FURTHER ASSURANCES. Both before and after the Closing, each Party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder. From and after the Closing, the Sellers will promptly refer all inquiries with respect to the ownership of the Acquired Assets to the Buyer and execute such documents as the Buyer may reasonably request from time to time to evidence the transfer of the Acquired Assets to the Buyer. From and after the Closing Date, the Buyer will promptly respond to all inquiries with respect to the Assumed Liabilities and timely pay and satisfy all Assumed Liabilities in accordance with their terms, subject to the Buyer's right to contest in good faith any such obligations.


                                    ARTICLE V

                              CONDITIONS TO CLOSING

     5.1 CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or waiver by the Buyer of the following conditions:

          (a) the sale of the Acquired Assets by the Bankruptcy Sellers to the Buyer and the assumption and assignment by the Bankruptcy Sellers of the Debtor Assigned Contracts to the Buyer as contemplated by this Agreement shall have been approved by the U.S. Bankruptcy Court pursuant to the Approval Order and the Assignment Order and the Belgian Bankruptcy Approval shall have been obtained, and such orders and Belgian Bankruptcy Approval as of the Closing Date, shall be in full force and effect, and not stayed, modified, vacated, amended or revoked;

          (b) the Sellers shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices required to be obtained or effected pursuant to Section 4.2 except where the failure to obtain any such waivers, permits, consents, approvals or other authorizations or to effect such registrations, filings or notices would not, individually or in the aggregate, have a Seller Material Adverse Effect;

          (c) the representations and warranties of the Sellers set forth in
Article II that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Sellers set forth in Article II shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date), except where the failure of the representations and warranties contained in Article II of this Agreement to be so true and correct would not individually or in the aggregate, constitute a Seller Material Adverse Effect;

          (d) each Seller shall have performed and complied, in all material respects, with the agreements, covenants and obligations required to be so performed or complied with by such Seller under this Agreement as of or prior to the Closing;

          (e) (i) no action, suit or proceeding against a Non-Bankrupt Seller shall be threatened or pending before any Governmental Entity, court or arbitrator which would reasonably be expected to result in unfavorable judgment, order, decree, stipulation or injunction that would (A) prevent the consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (C) materially affect adversely the right of the Buyer to own, operate or control any of the Acquired Assets following the Closing, and (ii) no judgment, order, decree, stipulation or injunction that would have the result specified in clauses (A), (B) and (C) of this Section 5.1 (e) shall be in effect;

          (f) each Seller shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (c) through (e) of this
Section 5.1 is satisfied in all respects;

          (g) the Buyer shall have obtained ownership of (or the right to access and use for a reasonable period of time after the Closing to effect the transfer of the Acquired Assets to the Buyer) any server containing any Acquired Assets;

          (h) the Sellers shall have delivered to the Buyer such documents as are necessary to terminate all Encumbrances (other than the Permitted Encumbrances), including without limitation, those Encumbrances listed on
SECTION 2.4 of the Disclosure Schedule, which are of record with respect to the Acquired Assets in forms suitable for filing with the appropriate Governmental Entities;

          (i) (i) each Non-Bankruptcy Seller shall have delivered a certificate of its Secretary or other appropriate officer certifying as to (A) board and, if necessary, shareholder resolutions approving this Agreement and the transactions contemplated hereby, (B) such Non-Bankruptcy Seller's charter and by-laws and
(C) incumbency of such Non-Bankruptcy Seller's officers; (ii) each Non-Bankruptcy Seller shall have delivered certificates of good standing in its jurisdiction of organization and in the Commonwealth of Massachusetts and (iii) each other Seller shall have delivered (to the extent not already delivered pursuant to clauses (i) and (ii) above), certified charter documents, certificates as to the incumbency of officers and all such other documents and or instruments as the Buyer shall reasonably request in connection with the Closing;

          (j) the Seller shall have delivered to the Buyer the consent of any required third party to the assignment of the Material Third Party Contracts that provide for technology embedded in or products bundled with the products of the Acquired Business;

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


          (k) the Seller shall have delivered Schedule 1.1(a)(vii);

          (l) There shall not have occurred from the period beginning on December 14, 2001 and ending on December 18, 2001, any action, event or occurrence that results (i) in Buyer not being able to hire a material number of employees that it has identified as being Belgian Retained Employees, or (ii) a diminution in the kind, value or usefulness of the Acquired Assets located in Belgium which results in a Seller Material Adverse Effect.

          (m) all actions to be taken by the Seller in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer.

     5.2 CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligation of the Sellers to consummate the transactions to be performed in connection with the Closing is subject to the satisfaction or waiver by the Sellers of the following conditions:

          (a) the Buyer shall have obtained all of the waivers, permits, consents approvals or other authorizations, and effected all of the registrations, filings and notices required to be obtained or effected by the Buyer pursuant to Section 4.2;

          (b) the representations and warranties of the Buyer set forth in
Article III that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Buyer set forth in Article III shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date), except where the failure of the representations and warranties contained in Article III of this Agreement to be so true and correct would not individually or in the aggregate, constitute a material adverse effect on the business, operations or financial condition of the Buyer;

          (c) the Buyer shall have performed and complied, in all material respects, with the agreements, covenants and obligations required to be performed or complied with under this Agreement as of or prior to the Closing;

          (d) No action, suit or proceeding shall be pending or threatened before any Governmental Entity (other than the Bankruptcy Cases) against the Buyer wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

          (e) the Buyer shall have delivered to the Sellers a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (b) through (d) of this
Section 5.2 is satisfied in all respects;

          (f) the sale of the Acquired Assets by the Bankruptcy Sellers to the Buyer and the assumption and assignment by the Bankruptcy Sellers of the Debtor Assigned Contracts as contemplated by this Agreement shall have been approved by the U.S. Bankruptcy Court pursuant to the Approval Order and Assignment Order and the Belgian Bankruptcy Approval shall have been obtained, and such orders and Belgian Bankruptcy Approval, as of the Closing Date, shall be in full force and effect and not stayed, modified, vacated or revoked;

          (g) the Buyer shall have delivered the Promissory Note;

          (h) the Buyer shall have delivered certificates representing the Shares;

          (i) The Buyer shall have filed an additional listing notification with respect to the Shares with the Nasdaq National Market;

          (j) The Buyer shall have executed the Rights Agreement; and

          (k) all actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Seller.


                                   ARTICLE VI

                      POST-CLOSING COVENANTS AND AGREEMENTS

     6.1 PROPRIETARY INFORMATION. From and after the Closing, each Seller agrees not to disclose or make use of, and shall use its commercially reasonable efforts to cause all of its affiliates not to disclose or make use of, any knowledge, information or documents of a confidential nature or not generally known to the public with respect to the Acquired Assets, the Acquired Business or with respect to the Buyer or its business (including the financial information, technical information or data relating to the products and names of customers of the Acquired Business), except to the extent that such knowledge, information or documents shall have become public knowledge other than through improper disclosure by the Sellers or an affiliate of such Seller. Each Seller shall enforce, for the benefit of the Buyer, all confidentiality, invention assignments and similar agreements between such Seller and any other party relating to the Acquired Assets or the Acquired Business which are not Assigned Contracts. Notwithstanding the foregoing, the Sellers (and the Sellers' successors in interest or the person or persons to whom all or any portion of the SLT Assets (as defined in the Bidding Procedures) are sold) shall have the right to continue to use any knowledge, information or documents in connection with the Excluded Assets to the extent such knowledge, information or documents were used in connection with the Excluded Assets prior to the Closing Date; PROVIDED that such use does not infringe the patents or copyrights or any of the Intellectual Property.

     6.2 NON-COMPETITION.

          (a) For a period of two (2) years after the Closing Date, each Seller agrees not to, either directly or indirectly as a stockholder, investor, partner, consultant or otherwise, (i) design, develop, manufacture, market, sell or license any product or provide any service anywhere in the world which is competitive with any product designed, developed (or under development), manufactured, sold or licensed or any service provided by such Seller since inception in connection with the Acquired Assets or the Acquired Business or
(ii) engage anywhere in the world in any business competitive with the Acquired Business as currently conducted or as currently proposed to be conducted by the Sellers. Each Seller shall enforce, for the benefit of the Buyer, all non-competition and similar agreements between such Seller and any other party which relating to the Acquired Assets or the Acquired Business are not Assigned Contracts. This Section 6.2(a) shall terminate and be of no further force or effect as to a Seller upon the closing of a transaction pursuant to which beneficial ownership of more than 50% of the such Seller's outstanding capital stock is transferred to a single person or entity, or a "group" (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934) of persons or entities, in a single transaction or a series of related transactions.

          (b) Each Seller agrees that the duration and geographic scope of the non-competition provision set forth in this Section 6.2 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable such Seller and the Buyer each agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. Each Seller and the Buyer intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

          (c) Each Seller shall, and shall use its respective commercially reasonable efforts to cause its affiliates to, refer all inquiries regarding the business, products and services of the Acquired Business to the Buyer.

     6.3 BOOKS AND RECORDS. To the extent that any of the books and records maintained by Sellers included in the Acquired Assets and the Acquired Business ("Business Books and Records") are items susceptible to duplication and are either (x) used in connection with any of Sellers' assets or businesses other than the Acquired Assets or the Acquired Business or (y) are required by law to be retained by any Seller, such Seller may deliver photostatic copies or other reproductions from which, in the case of Business Books and Records referred to in clause (x), information solely concerning Sellers' businesses other than the Acquired Business has been deleted. The Business Books and Records maintained by the Sellers included in the Acquired Assets and the Acquired Business will, following the Closing, be in the custody of the Buyer. However, the Buyer hereby agrees, for a period of three (3) years from and after the Closing Date, to permit L&H to have reasonable access to such Business Books and Records relating or pertaining to the business and operations of the Sellers to the extent L&H has need therefor in order to prepare and file tax returns and to complete the administration of the Bankruptcy Cases. If at any time the Buyer desires to dispose of or destroy any such records the Buyer shall provide L&H with 30 days (the "Notice Period") prior written notice thereof. If L&H desires to retain any such Business Records or Books, L&H shall arrange to collect such Business Books and Records from the Buyer, at L&H's expense. In the event that the Buyer does not receive any notice of L&H's desire to retain any such books or records within such Notice Period, the Buyer may then dispose of or destroy such records or books without any further obligations.

     6.4 COOPERATION.

          (a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at the Buyer's request and without further consideration, the Sellers shall execute and deliver to the Buyer such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Buyer may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Acquired Assets, and, to the full extent permitted by law, to put Buyer in actual possession and operating control of the Acquired Assets and to assist the Buyer in exercising all rights with respect thereto, and otherwise to cause Sellers to fulfill its obligations under this Agreement and the Ancillary Agreements.

          (b) To the extent that any Assigned Contract is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof or a default thereunder. The Sellers shall use their commercially reasonable efforts to obtain the consent of any third party to the assignment of any Assigned Contract (by the provisions thereof or by applicable law) in all cases in which such consent is or may be required (by the provisions thereof or by applicable law) for such assignment. If, by the 180th day following the Closing Date and after using their commercially reasonable efforts to obtain such consent, the Sellers are unable to obtain any such consent, then, at the Buyer's option, such Assigned Contracts shall not be assigned and transferred by the Sellers to the Buyer at the Closing (and shall be deemed to be Excluded Contracts) and the Buyer shall not assume the Sellers' liabilities or obligations with respect thereto. Sellers shall cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits intended to be assigned to Buyer under the relevant Assigned Contract, including enforcement at the cost and for the account of Buyer of any and all rights of the applicable Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Buyer shall have no obligation with respect to any such Assigned Contract. The provisions of this 6.4(b) shall not affect the right of Buyer not to consummate the transactions contemplated by this Agreement if the condition to its obligations hereunder contained in
Section 5.1 (b) or Section 5.1 (n) has not been fulfilled.

     6.5 RESALE OF SHARES.

          (a) Each Seller acknowledges and understands that because the Shares have not been registered under the Securities Act, or applicable state securities laws, such Seller is aware that any disposition, transfer or resale inconsistent with the Securities Act may create liability on its part and/or the part of the Buyer.

          (b) Each Seller agrees that it will transfer the Shares only, (i) pursuant to an effective registration statement under the Securities Act, or
(ii) pursuant to an available exemption from registration under the Securities Act and after delivering to the Buyer an opinion of counsel satisfactory to the Buyer to the effect that (A) registration under the Securities Act is not required and (B) such transfer without registration will not cause the initial issuance of the Shares by the Buyer to be in violation of Section 5 of the Securities Act.

          (c) Each Seller agrees that it will not engage in any hedging transactions with respect to the Shares unless in compliance with the Securities Act.

     6.6 LEGENDS. Each Seller acknowledges and agrees that each certificate representing the Shares and each certificate representing shares of capital stock of the Buyer issued in respect of such Shares shall have the following legend stamped on the certificate in a prominent manner, in addition to any other legends that may be required under U.S. federal or state securities laws:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Corporation is obtained to the effect that (i) such registration is not required and (ii) such offer, sale, transfer pledge or hypothecation will not cause the initial issuance of the Shares by the Buyer to be in violation of Section 5 of the Securities Act. Hedging transactions involving these shares may not be conducted unless in compliance with the Securities Act of 1933."

     6.7 RESERVED.

     6.8 RECEIVABLES; ACCOUNTING. In the event that any Seller receives, after the Closing Date, any payments related to accounts receivable or any other payments related to any Assigned Contract, such Seller promptly shall forward such payment to the Buyer. During the twelve (12) month period immediately following the Closing, the Sellers shall provide the Buyer with a monthly accounting of any and all such amounts received, such accounting, in a form reasonably satisfactory to the Buyer and the Buyer shall have the right, upon reasonable advanced notice and during normal business hours, to conduct, at its expense, an audit of any and all of the Sellers' books and records related thereto.

     6.9 TRADEMARKS/DOMAIN NAMES. The Parties hereby acknowledge and agree that
Schedule 6.9 of the Seller Disclosure Schedule contains a complete list of (i) the additional trademarks referred to in SECTION D.1. of ANNEX B and (ii) the domain names to be provided pursuant to SECTION D.2. of ANNEX B.

     6.10 SHARED TECHNOLOGY CONTRACTS. Buyer hereby agrees that it shall, with respect to any Assigned Contract listed in Schedule 1.2(a) that contains the name of a Non-Purchased

Asset Group under the heading of "Technology" in the column next to such Assigned Contract (a "Shared Technology Contract") use commercially reasonable efforts to sublicense or otherwise convey that portion of the benefits related to the Non-Purchased Asset Group to the acquirer of such Non-Purchased Asset Group ("Other Buyer"), subject to the Other Buyer agreeing (to the reasonable satisfaction of the Buyer) to assume any and all of the related obligations related to such benefits.

     6.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants, agreements and obligations of the Parties contained in this Agreement shall expire on the Closing Date, and there shall be no liability in respect thereof (other than liability arising from fraud), whether such liability has accrued prior to the Closing Date or after the Closing Date, on the part of any Party or its officers, directors, employees, agents and affiliates. This Section shall not limit in any way the survival and enforceability of any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing Date, which shall survive for the respective periods set forth herein.


     6.12 NO OTHER REPRESENTATIONS. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each Party hereto that the Sellers are making no representation or warranty whatsoever, express or implied, including, but not limited to, any implied representation or warranty as to condition, merchantability or suitability as to any of the Acquired Assets, except those representations and warranties contained in Article II. It is understood that, except to the extent otherwise expressly provided herein, Buyer takes the Acquired Assets "as is" and "where is". In particular, Sellers make no representation or warranty to Buyer with respect to (i) the information set forth in the offering memorandum relating to the sale of the Acquired Assets, which was delivered by Sellers to the Buyer prior to the negotiation of this Agreement by the parties hereto or (ii) any financial projection or forecast relating to the condition of the Acquired Assets. With respect to any such projection or forecast delivered by or on behalf of Sellers to Buyer, Buyer acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) it is familiar with such uncertainties,
(iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to it and
(iv) it shall have no claim against Sellers with respect thereto.

     6.13 DISCLOSURE SCHEDULE. The Parties acknowledge and agree that (i) the Disclosure Schedule may include certain items and information solely for informational purposes for the convenience of Buyer and (ii) the disclosure by Sellers of any matter in the Disclosure Schedule shall not be deemed to constitute an acknowledgment by Sellers that the matter is required to be disclosed by the terms of this Agreement or that the matter is material.


                                   ARTICLE VII

                                    RESERVED

                                  ARTICLE VIII

                                   TERMINATION

     8.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Closing (whether before or after Approval Order) with the prior authorization of their respective Boards of Directors, as provided below:

          (a) the Parties may terminate this Agreement by written consent of each Party;

          (b) the Buyer may terminate this Agreement by giving written notice to the Sellers in the event any Seller is in material breach, and the Sellers may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in material breach, of any representation, warranty, or covenant contained in this Agreement; PROVIDED, HOWEVER, that in the case of a breach of a covenant contained herein by any Party, the Party in breach shall have five business days after written notice has been received in which to cure such breach;

          (c) the Buyer may terminate this Agreement by giving written notice to the Sellers if the Closing shall not have occurred on or before December 18, 2001 by reason of the failure of any condition precedent under Section 5.1 hereof (unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement);

          (d) the Sellers may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before December 18, 2001 by reason of the failure of any condition precedent under Section 5.2 hereof (unless the failure results primarily from a breach by any Seller of any representation, warranty or covenant contained in this Agreement);

          (e) the Buyer or the Sellers may terminate this Agreement by giving written notice to the other Party if the U.S. Bankruptcy Court has not entered the Approval Order and the Assignment Order on or before December 18, 2001; and

          (f) the Buyer or the Sellers may terminate this Agreement by giving written notice to the other Party if the Belgian Bankruptcy Approval have not been received within 45 days after the date of this Agreement.


     8.2 STATUS OF AGREEMENT AFTER TERMINATION. Upon any termination of this Agreement pursuant to Section 8.1, this Agreement and the Ancillary Agreements shall become void and shall have no effect; except for those obligations in Sections 4.5(b), 8.2, 8.3, 8.4, 9.8, 9.9, 9.10
and 9.14 of this Agreement and pursuant to the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with its terms.

     8.3 FEES AND EXPENSES.

          (a) If Sellers terminate this Agreement pursuant to (i) Sections 8.1(b) or 8.1 (d) hereof as a result of a breach or default by Buyer of any of its representations, warranties, covenants or agreements hereunder or the failure, delay or inaction on the part of the Buyer to perform its obligations hereunder or (ii) Sections 8.1(e), or 8.1(g) and the failure to obtain the Approval Order or the Assignment Order, or the Belgian Bankruptcy Approval is a result of the Buyer's breach of this Agreement, the Escrow Funds shall be transferred to Sellers (as liquidated damages and not as a penalty) not later than five (5) business days after termination.

          (b) If Buyer terminates this Agreement pursuant to Section 8.1 (other than a termination pursuant to Sections 8.1(e) or 8.1 (g) resulting from the failure to obtain the Approval Order or the Assignment Order, or the Belgian Bankruptcy Approval as a result of Buyer's breach of this Agreement), the Escrow Funds will be returned to the Buyer not later than five (5) business days after termination.

     8.4 EXCLUSIVE REMEDY. The Parties acknowledge and agree that the rights and remedies provided in this ARTICLE VIII are the exclusive rights and remedies in the event of any breach of any representation, warranty, agreement or covenant by the Buyer prior to the Closing other than an intentional breach. With respect to any Party's intentional breach of this Agreement nothing herein shall limit liability therefor.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior approval of the Buyer and L&H, PROVIDED, HOWEVER, that (i) any Party may make any public disclosure if such Party is advised by legal counsel that public disclosure is required by law or regulation (in which case the disclosing Party shall advise the other Parties of such disclosure and provide it with a copy of the proposed disclosure prior to making the disclosure) and (ii) nothing will prevent the Bankruptcy Sellers from publicly filing this Agreement and the Ancillary Agreements in connection with the Bankruptcy Cases or discussing them before the U.S. Bankruptcy Court or Belgium Bankruptcy Court, or with appointed committees or commissioners or with the Sellers' Works Council or the Sellers' workers representatives.

     9.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns, except that any Other Buyer that is a purchaser of any Non-Purchased Asset Group is an express beneficiary of Section
6.10 hereof and has the right to directly enforce Buyer's obligations under
Section 6.10 hereof.

     9.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

     9.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns and shall be binding upon any successor bankruptcy trustee or trustees. Prior to the Closing, no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that the Buyer may assign all or any portion of its rights, interests and/or obligations hereunder to one or more direct or indirect wholly-owned Subsidiaries of the Buyer, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein and no such assignment relieves Buyer of its obligations hereunder. The Buyer remains primarily liable therefor. Without limitation to the foregoing, the Buyer may elect prior to Closing to cause a wholly-owned Belgian Subsidiary of the Buyer, existing or in formation, to purchase from L&H those of the Acquired Assets that are owned by L&H, PROVIDED that the Buyer shall be jointly and severally liable with such Subsidiary for all liabilities of the Buyer under this Agreement and that such purchase shall in no way affect the obligations of the Sellers under this Agreement.

     9.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     9.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Seller: Lernout & Hauspie Speech Products N.V.
                  Curaturan
                  Flanders Language Valley 50
                  B-8900 Ieper, Belgium
                  Telephone: 011-32-57-22-9540
                  Fax: 011-32-57-22-9545

with a copy to:   Milbank, Tweed, Hadley & McCloy LLP
                  One Chase Manhattan Plaza
                  New York, New York 10005

                  Attn: Luc A.  Despins, Esq.
                  Telephone: (212) 530-5000
                  Fax: (212) 822-5219

and a copy to:    Liedekerke, Wolters, Waelbroeck, Kirkpatrick & Cerfontaine
                  Attn: Thierry Tilquin
                  3, boulevard de I'Empereur
                  1000 Brussels
                  Belgium
                  Telephone: 011-32-2-551-1547
                  Fax: 011-32-2-551-1542


and a copy to:    Jean-Marc VANSTAEN
                  Curator
                  Nieuwstraat 23
                  8940 WERVIK
                  Belgium
                  Telephone:  011-32-5-631-1406
                  Fax:  011-32-5-631-4062

If to the Buyer:  ScanSoft, Inc.
                  9 Centennial Drive
                  Attention: Chief Financial Officer
                  Peabody, MA   01960
                  Telephone: 978-977-2000
                  Fax:  978-977-2436

Copy to:          Hill & Barlow, a Professional Corporation
                  One International Place
                  Boston, MA   02110
                  Attention: Charles R. Dougherty, Esq.
                  Telephone (617) 428-3000
                  Fax: (617) 428-3500

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     9.8 GOVERNING LAW. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT

OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

     9.9 JURISDICTION. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought, during the pending of the U.S. Bankruptcy Case of any Seller, be brought in the U.S. Bankruptcy Court, and thereafter shall be brought in the United States District Court for the District of Massachusetts or any Massachusetts State court sitting in Suffolk County, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the Commonwealth of Massachusetts, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.7 shall be deemed effective service of process on such party.

     9.10 WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

     9.11 BULK SALES LAWS. Buyer and Sellers each hereby waive compliance by Sellers with the provisions of the "bulk sales," "bulk transfer" or similar laws of any state or other jurisdiction.

     9.12 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing; PROVIDED, HOWEVER, that any amendment effected subsequent to the Approval Order shall be subject to the restrictions contained in the Approval Order and that no such amendment shall be made after obtaining the Belgian Bankruptcy Approval. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     9.13 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     9.14 EXPENSES. Each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereto.

     9.15 SPECIFIC PERFORMANCE. Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the U.S. Bankruptcy Court for the District of Delaware, in addition to any other remedy to which it may be entitled, at law or in equity.

     9.16 CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     9.17 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties hereto have executed this Asset Purchase Agreement as of the date first above written.

                                          BUYER:

                                          SCANSOFT, INC.



                                          By: /s/ Michael K. Tivnan
                                             -----------------------------------
                                          Name: Michael K. Tivnan
                                          Title: President


                                          SELLERS:

                                          LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.


                                          By: /s/ Jean - Marc Van Staen
                                             -----------------------------------
                                          Name: Jean - Marc Van Staen
                                          Title: Curator



                                          L&H HOLDINGS USA, INC.

                                          By: /s/ John Shagoury
                                             -----------------------------------
                                          Name: John Shagoury
                                          Title: Director



                                          INTERACTIVE SYSTEMS, INC.

                                          By: /s/ John Shagoury
                                             -----------------------------------
                                          Name: John Shagoury
                                          Title: Director



                                          LERNOUT & HAUSPIE SPEECH
                                          PRODUCTS USA, INC.


                                          By: /s/ John Shagoury
                                             -----------------------------------
                                          Name: John Shagoury
                                          Title: Director

                                          L&H APPLICATIONS USA, INC.


                                          By: /s/ John Shagoury
                                             -----------------------------------
                                          Name: John Shagoury
                                          Title: Director


                                          LINGUISTIC TECHNOLOGIES, INC.


                                          By: /s/ John Shagoury
                                             -----------------------------------
                                          Name: John Shagoury
                                          Title: Director


                                          L&H JAPAN KK


                                          By: /s/ Peter Hauser
                                             -----------------------------------
                                          Name: Peter Hauser
                                          Title: Vice President General
                                                 Manager International



                                          L&H LINGUISTICS USA, INC.


                                          By: /s/ John Shagoury
                                             -----------------------------------
                                          Name: John Shagoury
                                          Title: Director



                                          L&H JAPAN, INC.


                                          By: /s/ Peter Hauser
                                             -----------------------------------
                                          Name: Peter Hauser
                                          Title: Vice President General
                                                 Manager International

                         ANNEX A - LIST OF OTHER SELLERS


LERNOUT & HAUSPIE SPEECH PRODUCTS USA, INC., a Delaware corporation.

L&H APPLICATIONS USA, INC., a Delaware corporation

LINGUISTIC TECHNOLOGIES, INC., a Delaware corporation.

L&H JAPAN KK, a Japanese corporation

L&H JAPAN, INC., a Japanese corporation

INTERACTIVE SYSTEMS, INC., a Pennsylvania corporation

L&H LINGUISTICS USA, INC., a Delaware corporation

                                     ANNEX B

TEXT-TO-SPEECH ASSET GROUP(1)

(Owned by Lernout & Hauspie Speech Products N.V., except for **, which is owned by Lernout & Hauspie Speech Products USA, Inc., or as otherwise expressly indicated.)

         A1.      Text-to-Speech Technology

                  Sellers' technology that converts electronic text into speech, including, without limitation, the TTS2500, TTS3000, RealSpeak, RealSpeak Compact, RealSpeak UltraCompact, Dragon TTS Technology (excluding the draglib library, which is licensed to the Text-to-Speech Asset group under "Licensed In", Section D.e.), TruVoice, and BeSTSpeech technologies, (with grapheme and phoneme ("G2P") component) (collectively, "Text-to-Speech Technology") including, but not limited to, the following:

                  a. All human-generated inputs used to create, test, and enhance Text-to-Speech Technology, including software source code, linguistic rules, makefiles, and scripts.

                  b. Text-to-Speech Technology data, comprising all recordings and their annotations used in the creation of voice fonts for Text-to-Speech Technology and all speechbases derived from the recordings and annotations.

                  c. All lexical data created or acquired by the Sellers for use in Text-to-Speech Technology and L&H Speech Processing/Dialog Technology, including all lexicons, wordlists and enhancements to these (collectively, "L&H Lexical Data").

                  d. All proprietary software tools, in object and source code form, used to create, test, or enhance Text-to-Speech Technology, including, without limitation, DEPES, Speech Base Compilation Environment, Language Development Toolkit, and Protran.

                  e. All research projects, research results, and intermediate projects derived directly from Text-to-Speech Technology, in object code form and machine-generated source code form, including, without limitation, acoustic models, language models, and voice fonts.

                  f. All generally released works and works-in-progress to the extent derived from Text-to-Speech Technology in all languages, including but not limited to, Cantonese-Hong Kong, Dutch-Belgium,
                           Dutch-Netherlands, English-Great Britain, English-USA (all voices), French, German, Italian,

--------
(1) These assets are subject to the obligations set forth in Section F.

                           Japanese, Korean, Mandarin-China, Norwegian,
                           Portuguese-Brazil, Portuguese-Portugal, Spanish-
                           Spain, Spanish-Mexico, and Swedish.

                  g. All generally released works and works-in-progress to the extent derived from Text-to-Speech Technology on all platforms, including but not limited to, win9x/Mex86, win2000x86, NTx86, SCOx86, Solaris Sparc, Solarisx86, Linux x86, AIX RS6000, WinCE, and embedded linux.

         A2.      Text-to-Speech Products

                  All Text-to-Speech Technology products (but excluding custom automotive applications contained in the L&H Speech Processing/Dialog Asset Group), RealSpeak Server, and RealSpeak File Generator, (collectively, "Text-to-Speech Products") including, but not limited to, the following:

                  a. All human-generated inputs used to create, test, and enhance Text-to-Speech Products, including software source code, linguistic rules, makefiles, scripts, and external documentation.

                  b. Text-to-Speech Products data, comprising all data used to create, test, and enhance Text-to-Speech Products including, without limitation, the raw data and enhancements (such as phonetic tagging of audio data, cleansing of text corpora, and the addition of information to lexicons) for recorded audio, text corpora, and lexicons, if applicable, acquired from both external sources and through internal data collection.

                  c. All proprietary software tools, in object and source code form, used to create, test, and enhance Text-to-Speech Products, including, without limitation, automated test tools and debug modules.

                  d. All of Sellers' rights in the following external components incorporated into Text-to-Speech Products:
                           BST102 and LH3010 chips (custom masked versions of the Texas Instruments TSP50C10 chip), LH3030 chips (custom masked version of the Texas Instruments MSP50C30 chip), and hardware dongle and license protection software used with RealSpeak File Generator.

                  e. All demonstration versions, sample applications, and prototypes derived directly from or created for Text-to-Speech Products.

         A3.      Documentation

                  All internal documentation relating to Text-to-Speech Technology and Text-to-Speech Products, including documents, notebooks, web-based documents and Lotus Notes discussion databases.


         B1.      Patents

                  4,996,707      Text-to-Speech Converter of a Facsimile                US         26-Feb-91
                                 Graphic Image

                  5,592,585      Method for Electronically Generating a Spoken          US         7-Jan-97
                                 Message

                  5,727,120      Apparatus for Electronically Generating a              US         10-Mar-98
                                 Spoken Message

                  6,052,664      Apparatus and Method for Electrically                  US         18-Apr-00
                                 Generating Spoken Message

                  4,979,216      Text-to-Speech Synthesis System and Method             US         18-Dec-90
                                 Using Context Dependent Vowel Allophones

                  5,634,084      Abbreviation and Acronym/initialism Expansion          US         27-May-97
                                 Procedures for a Text-to-Speech reader

                  5,943,648      Speech Signal Distribution System Providing            US         24-Aug-99
                                 Supplemental Parameter Associated Data

                  632,541        Text-to-Speech Converter of a Facsimile             Australia     14-May-93
                                 Graphic Image

                  0457830        Text-to-Speech Converter of a Facsimile              Austria      3-Sep-97
                                 Graphic Image

                  0457830        Text-to-Speech Converter of a Facsimile              Belgium      3-Sep-97
                                 Graphic Image

                  0457830        Text-to-Speech Converter of a Facsimile              Denmark      3-Sep-97
                                 Graphic Image

                  EP0458859      Text-to-Speech Synthesis System and Method           Europe       9-Sep-99
                                 Using Context Dependent Vowel Allophones

                  EP0457830      Text-to-Speech Converter of a Facsimile              Europe       27-Jan-97
                                 Graphic Image

                  0457830        Text-to-Speech Converter of a Facsimile              France       3-Sep-97
                                 Graphic Image

                  458859         Text-to-Speech Synthesis System and Method           Germany      9-Sep-99
                                 Using Context Dependent Vowel Allophones

                  0457830        Text-to-Speech Converter of a Facsimile              Germany      3-Sep-97
                                 Graphic Image

                  0457830        Text-to-Speech Converter of a Facsimile               Italy       3-Sep-97
                                 Graphic Image

                  0457830        Text-to-Speech Converter of a Facsimile            Netherlands    3-Sep-97
                                 Graphic Image

                  0457830        Text-to-Speech Converter of a Facsimile               Spain       3-Sep-97
                                 Graphic Image

                  0457830        Text-to-Speech Converter of a Facsimile              Sweden       3-Sep-97
                                 Graphic Image

                  0457830        Text-to-Speech Converter of a Facsimile            Switzerland    3-Sep-97
                                 Graphic Image

                  458859         Text-to-Speech Synthesis System and Method       United Kingdom   9-Sep-99
                                 Using Context Dependent Vowel Allophones

                  0457830        Text-to-Speech Converter of a Facsimile          United Kingdom   3-Sep-97
                                 Graphic Image

         B2.      Patent Applications

                   Audio Visual Interface for Family Information          US       21-Jun-00       60/212,952
                   Manager

                   Corpus-Based Prosody Translation System                US       29-Sep-00       60/236,475

                   Fast Waveform Synchronization for Concatenation        US       15-Sep-00       60/233,031
                   and Time-Scale Modification of Speech

                   Speech Synthesis Using Concatenation of Speech      Australia   12-Nov-99       14031/00
                   Waveforms


                   Speech Synthesis Using Concatenation of Speech       Europe     12-Nov-99       99 972 346.3
                   Waveforms

                   Speech Synthesis Using Concatenation of Speech        Japan     12-Nov-99       2000-582998
                   Waveforms

                   Speech Synthesis Using Concatenation of Speech         US       12-Nov-99       09/438,603
                   Waveforms

                   Text-to-Speech Convertor of a Facsimile Graphic      Canada     26-Jan-90       2035871
                   Image

                   Text-to-Speech Convertor of a Facsimile Graphic       Japan     26-Jan-90       503,531/1990
                   Image

                   Time Scale Modification of Digitally Sampled           US       2-Feb-01        09/776,018
                   Waveforms in the Time Domain

         C.       Copyright Registrations/Mask Works

                  [Intentionally left blank]

         D1.      Trademarks


                  BESTSPEECH (stylized)**
                      Application(s) for Registration:
                           None

                      Registration(s):
                           United States of America, Serial No. 1,715,362

                  REALSPEAK
                      Application(s) for Registration:
                           United States of America, Application No. 75/587,202

                      Registration(s):
                           Austria, Filing No. 001175090
                           Belgie, Filing No. 001175090
                           Denmark, Filing No. 001175090
                           European Union, Serial No. 1175090
                           Finland, Filing No. 001175090
                           France, Filing No. 001175090
                           Germany, Filing No. 001175090
                           Greece, Filing No. 001175090
                           Ireland, Filing No. 001175090
                           Italy, Filing No. 001175090
                           Japan, Serial No. 4415313

                           Korea (South), Serial No. 497664
                           Luxemburg, Filing No. 001175090
                           Nederland, Filing No. 001175090
                           Portugal, Filing No. 001175090
                           Spain, Filing No. 001175090
                           Sweden, Filing No. 001175090
                           United Kingdom, Filing No. 001175090

                  TRUVOICE
                      Application(s) for Registration:
                           None.

                      Registration(s):
                           United States of America, Serial Nos. 1,769,147
                             and 1,892,016
                           Australia, Serial No. 719616
                           Austria, Serial No. 193011
                           Benelux, Serial No. 193011
                           Canada, Serial No. TMA512,411
                           China, Serial No. 1137486
                           Denmark, Serial No. 193011
                           EU, Serial No. 193011
                           Finland, Serial No. 193011
                           France, Serial No. 193011
                           Germany, Serial No. 193011
                           Greece, Serial No. 193011
                           Indonesia, Serial No. 401087
                           Ireland, Serial No. 193011
                           Italy, Serial No. 193011
                           Korea (South), Serial No. 395571
                           Luxemburg, Serial No. 193011
                           Nederland, Serial No. 193011
                           Portugal, Serial No. 193011
                           Spain, Serial No. 193011
                           Sweden, Serial No. 193011
                           Taiwan, Serial No. 784853
                           United Kingdom, Serial No. 193011

                  [The parties shall agree upon the trademarks or service marks (collectively, "trademarks"), if any, that will be included in this asset group. The trademarks that may be included must either (1) be trademarks that Sellers have used, are using, or intend to use in connection with goods or services associated with this asset group, or (2) be trademarks that Sellers have registered or sought to register for use in connection with goods or services associated with this asset group.]

         D2.      Domain Names

                      bestspeech.com
                      realspeak.com
                      truvoice.com

         E.       Licenses In

                  The following licenses from other asset groups:

                  a. License to the Intelliscope Language Recognizer product ("ILR"), in source code form, for the purposes of (i) supporting certain Assigned Contracts under which one or more customers of Seller(s) received a license to ILR, and (ii) using ILR in connection with the Acquired Business (from the ICM Asset Group).

                  b. Covenant not to sue for making, using, selling or offering to sell, any inventions embodied in patents (or existing patent applications) contained within the ICM Asset Group (from the ICM Asset Group).

         F.       Obligations

                  a. Provide a license to all L&H Lexical Data necessary for the ISI business as currently conducted and as currently proposed to be conducted, for the following six (6) languages (American English, Japanese, Korean, French, Spanish, German), to the ISI Speech Processing/Dialog Asset Group.

                  b. Provide a license to the RealSpeak(TM) SDK on Win32, in object code form, limited to use in conjunction with existing Machine Translation Products, to the Machine Translation Group.

L&H SPEECH PROCESSING/DIALOG
(AND AUTOMOTIVE APPLICATIONS) ASSET GROUP(2)

(Owned by Lernout & Hauspie Speech Products N.V., except *, which is owned by L&H Applications USA, Inc., and ***, which is owned by Linguistic Technologies, Inc., or as otherwise expressly indicated.)

         A1.      L&H Speech Processing/Dialog Technology

                  Sellers' technology that performs certain function(s) in response to speech input, including, without limitation, ASR100, ASR200, ASR300, ASR1000, ASR1500, ASR1600, ASR2000,
                  L&H Voice Xpress(TM) Speech Recognition Engine*, Kurzweil Voice technology*, Speech Compression Technology, Speech Enhancement Technology (including Non-Linear Spectral Subtraction (NSS) & Acoustic Echo Cancellation (AEC)), PODIAS technology, Camelot-HDEC, SV200, SV1500, Grammar Studio, Speech User Interface Toolkit (SUIT), Ukraine Natural Language Technology, and RealDialog (but excluding such technology specifically listed in ISI Speech Processing/Dialog Asset Group and Dragon Speech Processing/Dialog Asset Group), (collectively, "L&H Speech Processing/Dialog Technology") including but not limited to:

                  a. All human-generated inputs used to create, test, and enhance L&H Speech Processing/Dialog Technology, including software source code, linguistic rules, makefiles, and scripts.

                  b. All data (other than L&H Lexical Data) created or acquired by the Sellers to create, test, or tune L&H Speech Processing/Dialog Technology including, without limitation, the text corpora ("L&H Text Corpora") and the acoustic data ("L&H Acoustic Data").

                  c. All proprietary software tools, in object code and source code form, used to create, test, or enhance L&H Speech Processing/Dialog Technology, including OOST (object oriented speech toolkit), FTEST and NBS (regression test framework and nightly builds), C/python interface layers on HDEC (ctypespic), python testing scripts for HDEC (pydec), asr1500/asr1600/asr300 OOST-based integrated training environment (including batch-queue system and data preparation and analysis tools), speech analysis and recognition tools in MATLAB, SoundTool, ADB DSDR recording tool, and the L&H Voice Xpress(TM) language modeling toolkit.

                  d. All research projects, research results, and intermediate projects derived directly from L&H Speech Processing/Dialog Technology, in object code form and machine-generated source code form, including, without limitation, acoustic models, language models, and voice fonts.

---------
(2) These assets are subject to the obligations contained in Section F.

                  e. All generally released works and works-in-progress to the extent derived from L&H Speech Processing/Dialog Technology in all languages, including but not limited to, Dutch-Belgium, Dutch-Netherlands, English-Great Britain, English-USA, French, German, Italian, Japanese, Korean, Mandarin-China, Norwegian, Spanish-Spain, Spanish-Mexico, and Swedish.

                  f. All generally released works and works-in-progress derived directly from L&H Speech Processing/Dialog Technology on all platforms, including but not limited to, win9x/Mex86, win2000x86, NTx86, SCOx86,Solaris Sparc, Solarisx86, Linux x86, AIX RS6000, WinCE, and embedded linux.

         A2.      L&H Speech Processing/Dialog Products

                  All products that directly incorporate any L&H Speech Processing/Dialog Technology, including all custom automotive applications (but excluding technologies contained in the Text-to-Speech Asset Group), (collectively, "L&H Speech Processing/Dialog Products"), including but not limited to:

                  a. All human-generated inputs used to create, test, and enhance L&H Speech Processing/Dialog Products, including software source code, linguistic rules, makefiles, and scripts.

                  b. L&H Speech Processing/Dialog Products data, comprising all data used to create, test, and enhance L&H Speech Processing/Dialog Products including without limitation the raw data and enhancements (such as phonetic tagging of audio data, cleansing of text corpora, and the addition of information to lexicons) for recorded audio, text corpora, and lexicons, if applicable, acquired from both external sources and through internal data collection..

                  c. All proprietary software tools, in object code and source code form, used to create, test, or enhance L&H Speech Processing/Dialog Products, including the L&H Voice Xpress(TM) language modeling toolkit, asrperfo, User Dictionary Editor (UDE), and test scripts.


                  d. All demonstration versions, sample applications, and prototypes that were derived directly from or created for L&H Speech Processing/Dialog Products.

         A3.      Documentation

                  All internal documentation concerning L&H Speech Processing/Dialog Technology and L&H Speech Processing/Dialog Products, including documents, notebooks, and Lotus Notes discussion databases.

         B1.      Patents:

                  6,044,340                 Apparatus and Method for Accelerated         US        28-Mar-00
                                            Convolutional Noise Elimination

                  6,058,366                 Generic Run-Time Engine for                  US        2-May-00
                                            Interfacing Between Applications and
                                            Speech Engines

                  6,085,160                 Language Independent Speech                  US        4-Jul-00
                                            Recognition

                  EP1141940                 Interleaved Forward Backward Search        Europe      10-Oct-01
                                            Algorithm Having Flat Model State
                                            Organization for Large Vocabulary
                                            Speech Recognition

                  ALLOWED                   Interleaved Forward Backward Search          US
                                            Algorithm Having Flat Model State
                                            Organization for Large Vocabulary
                                            Speech Recognition

                  6,272,463                 Multi-Resolution System and Method           US        7-Aug-01
                                            for Speaker Verification and for
                                            Acoustic-Only Encoding of User Words

                  3,168,004                 A Pattern Recognition Device Using an       Japan      9-Mar-01
                                            Artificial Neural Network for Context
                                            Dependent Modeling

                  ALLOWED                   Apparatus and Method for Accelerated      Australia
                                            Convolutional Noise Elimination

                  EP1010168                 Apparatus and Method for Accelerated       Europe      12-Sep-01
                                            Convolutional Noise Elimination


                  EP0553101                 A Pattern Recognition Device Using an      Belgium     30-Oct-97
                                            Artificial Neural Network for Context
                                            Dependent Modeling

                  EP0553101                 A Pattern Recognition Device Using an      Europe      30-Oct-97
                                            Artificial Neural Network for Context
                                            Dependent Modeling

                  EP0553101                 A Pattern Recognition Device Using an      France      30-Oct-97
                                            Artificial Neural Network for Context
                                            Dependent Modeling

                  EP0553101                 A Pattern Recognition Device Using an      Germany     30-Oct-97
                                            Artificial Neural Network for Context
                                            Dependent Modeling

                  EP0553101                 A Pattern Recognition Device Using an    Netherlands   30-Oct-97
                                            Artificial Neural Network for Context
                                            Dependent Modeling

                  EP0553101                 A Pattern Recognition Device Using an  United Kingdom  30-Oct-97
                                            Artificial Neural Network for Context
                                            Dependent Modeling

                  ALLOWED                   Speech Controlled Computer User              US
                                            Interface

                  5,963,897                 Apparatus and Method for Hybrid              US        5-Oct-99
                                            Excited Linear Prediction Speech
                                            Encoding

                  D446,514                  Family Information Processor Interface       US         14-Aug-01

                  4,799,262*                Speech Recognition                           US        17-Jan-89



                  5,008,941*                Method and Apparatus for                     US        16-Apr-91
                                            Automatically Updating Estimates of
                                            Undesirable Components of the Speech
                                            Signal in a Speech Recognition System

                  5,101,375*                Method and Apparatus for Providing           US        31-Mar-92
                                            Binding and Capitalization in
                                            Structured Report Generation

                  5,127,055*                Speech Recognition Apparatus and             US        30-Jun-92
                                            Method Having Dynamic Reference
                                            Pattern Adoption

                  5,136,654*                Vocabulary Partitioned Speech                US        4-Aug-92
                                            Recognition Apparatus

                  5,168,548*                Integrated Voice Controlled Report           US        1-Dec-92
                                            Generating and Communicating System

                  5,231,670*                Voice Controlled System and Method           US        27-Jul-93
                                            for Generating Text From a Voice
                                            Controlled Input

                  5,280,563*                Method for Optimizing a Composite            US        18-Jan-94
                                            Speech Recognition Expert

                  5,337,394*                Speech Recognizer                            US        9-Aug-94

                  5,386,492*                Speech Recognition System Utilizing          US        31-Jan-95
                                            Vocabulary Model Preselection

                  5,388,183*                Speech Recognition Providing Multiple        US        7-Feb-95
                                            Outputs

                  5,465,318*                Method for Generating a Speech               US        7-Nov-95
                                            Recognition Model for a
                                            Non-Vocabulary Utterance




                  5,546,499*                Speech Recognition System Utilizing          US        13-Aug-96
                                            Pre-Calculated Similarity Measurements

                  5,572,624*                Speech Recognition System                    US        5-Nov-96
                                            Accommodating Different Sources

                  5,671,426*                Method for Organizing Incremental            US        23-Sep-97
                                            Search Dictionary

                  5,677,991*                Speech Recognition System Using              US        14-Oct-97
                                            Arbitration Between Continuous Speech
                                            and Isolated Word Modules

                  5,682,464*                Word Model Candidate Preselection for        US        28-Oct-97
                                            Speech Recognition Using Precomputed
                                            Matrix of Threshold Distance Values

                  5,684,924*                User Adaptable Speech Recognition            US        4-Nov-97
                                            System

                  5,794,196*                Speech recognition system                    US        11-Aug-98
                                            distinguishing dictation from
                                            commands by arbitration between
                                            continuous speech and isolated word
                                            modules

                  5,890,181*                System and Method for Remotely               US        30-Mar-99
                                            Grouping Contents of an Action
                                            History Stack

                  5,970,448*                Historical Database Storing                  US        19-Oct-99
                                            Relationships of Successively Spoken
                                            Words

                  5,970,460*                Speech Recognition and Editing System        US        19-Oct-99

                  6,125,342*                Pronoun Semantic Analysis System and         US        26-Sep-00
                                            Method



                  6,125,347*                System for Controlling Multiple User         US        26-Sep-00
                                            Application Programs by Spoken Input

                  6,138,098*                Command Parsing and Rewrite System           US        24-Oct-00

                  6,260,013*                Speech Recognition System Employing          US        10-Jul-01
                                            Discriminatively Trained Models

                  6,292,779*                System and Method for Modeless Large         US        18-Sep-01
                                            Vocabulary Speech Recognition
                                            (formerly: Apparatus and Method for
                                            Simultaneous Multimode Dictation)

                  ALLOWED*                  System of Command Parsing and Rewrite     Australia

                  EP0617827 (692 29 124.5 - Method for Optimizing a Composite          France      6-May-99
                  08)*                      Speech Recognition Expert


                  EP0617827 (692 29 124.5 - Method for Optimizing a Composite          Germany     6-May-99
                  08)*                      Speech Recognition Expert


                  EP0617827 (692 29 124.5 - Method for Optimizing a Composite           Italy      6-May-99
                  08)*                      Speech Recognition Expert


                  EP0617827 (692 29 124.5 - Method for Optimizing a Composite      United Kingdom  6-May-99
                  08)*                      Speech Recognition Expert


                  EP0617827*                Method for Optimizing a Composite          Europe      6-May-99
                                            Speech Recognition Expert

                   6,161,087***             Speech-Recognition-Assisted



                                            Selective Suppression of Silent and        US       12-Dec-00
                                            Filled Speech Pauses During Playback
                                            of an  Audio Recording  Recursively
                                            Excited Linear Prediction
                                            Speech Coder

         B2.     Patent Applications

                 Access Controlled Multiuser Computer
                 System with Automatic Speech
                 Recognition                                    US        25-Jun-98         09/104,896

                 Apparatus and Method for
                 Distinguishing Similar-Sounding
                 Utterances                                 Australia     24-Sep-98         94554/98

                 Apparatus and Method for
                 Distinguishing Similar-Sounding
                 Utterances                                   Canada      24-Sep-98         2,303,312

                 Apparatus and Method for
                 Distinguishing Similar-Sounding
                 Utterances                                   Europe      24-Sep-98         98 947 737.7

                 Apparatus and Method for
                 Distinguishing Similar-Sounding
                 Utterances                                   Japan       15-Mar-00         2000-513269

                 Apparatus and Method for
                 Distinguishing Similar-Sounding
                 Utterances                                     US        24-Sep-98         09/159,838

                 Apparatus and Method for Accelerated
                 Convolution Noise Elimination              Australia     13-Feb-98         64160/98

                 Apparatus and Method for Accelerated
                 Convolution Noise Elimination                Canada      13-Feb-98         2,278,231

                 Apparatus and Method for Accelerated
                 Convolution Noise Elimination                Japan       13-Feb-98         10-536441

                 Apparatus and Method for Hybrid            Australia     12-Jul-00         25417/99
                 Excited Linear Prediction

                 Speech Encoding

                 Apparatus and Method for Hybrid
                 Excited Linear Prediction Speech
                 Encoding                                     Canada      25-Feb-99         2,317,435

                 Apparatus and Method for Hybrid
                 Excited Linear Prediction Speech
                 Encoding                                     Europe      25-Feb-99         99 905 132.9

                 Apparatus and Method for Hybrid
                 Excited Linear Prediction Speech
                 Encoding                                     Japan       25-Feb-99         2000-533868

                 Apparatus and Method for Simultaneous
                 Multimode Dictation                        Australia     9-Mar-99          29012/99

                 Apparatus and Method for Simultaneous
                 Multimode Dictation                          Canada      9-Mar-99          2,231,299

                 Apparatus and Method for Simultaneous
                 Multimode Dictation                          Europe      9-Mar-99          99 909 926.0

                 Apparatus and Method for Simultaneous
                 Multimode Dictation                          Japan       9-Mar-99          2000-536068

                 Audio Visual Interface for
                 Telecommunications                             US        8-Mar-00          29/119,782

                 Compound Words in Speech Recognition
                 Systems                                        US        20-Apr-99         09/295,424

                 Context-Sensitive Probabilistic
                 Left-Corner Parsing Models for Speech
                 Recognition                                    US        5-Oct-00          60/237,983

                 Discriminatively Trained Models in
                 Continuous Speech Recognition                  US        5-Apr-00          09/543,202

                 Generic Run-Time Engine for
                 Interfacing Between Applications and
                 Speech Engines                             Australia     25-Feb-99         27894/99


                 Generic Run-Time Engine for
                 Interfacing Between Applications and
                 Speech Engines                               Canada      25-Feb-99         2,319,002

                 Generic Run-Time Engine for
                 Interfacing Between Applications and
                 Speech Engines                               Europe      25-Feb-99         99 908 464.3

                 Generic Run-Time Engine for
                 Interfacing Between Applications and
                 Speech Engines                               Japan       25-Feb-99         2000-533802

                 Improved Word Boundary Acoustic Units        Europe      29-Sep-99         99 952 974.6

                 Improved Word Boundary Acoustic Units          US        29-Sep-99         09/408,388

                 Insert/Resume/Select Through                 Europe      15-Jun-99         99304637.4

                 Insert/Resume/Select Through                 France      15-Jun-99         99304637.4

                 Insert/Resume/Select Through                Germany      15-Jun-99         99304637.4

                 Insert/Resume/Select Through                 Japan       15-Jun-99         168303/99

                 Insert/Resume/Select Through             United Kingdom  15-Jun-99         99304637.4

                 Insert/Resume/Select Through                   US        15-Jun-98         09/094611

                 Interface Between a Control Process
                 and a Target Process                       Australia     31-Aug-99         59053/99

                 Interface Between a Control Process
                 and a Target Process                         Canada      31-Aug-99         2,342,246

                 Interface Between a Control Process
                 and a Target Process                         Europe      7-Mar-01          99 946701.2

                 Interface Between a Control Process
                 and a Target Process                           US        31-Aug-99         09/387,227

                 Inter-Word Triphone Models (former
                 title: Improved Word Boundary Acoustic
                 Units)                                     Australia     29-Sep-99         65019/99


                 Inter-Word Triphone Models (former
                 title: Improved Word Boundary Acoustic
                 Units)                                       Canada      29-Sep-99         PCT/US99/22501

                 Language Independent Speech
                 Architecture                                   US        22-Feb-01         09/791,395

                 Language Independent Speech Recognition      Europe      8-Jul-99          99933088.9

                 Language Independent Speech Recognition      Japan       8-Jul-99          2000-559559

                 Method and System for Performing Text
                 Edits During Audio Record Playback             US        5-Oct-98          09/166,363

                 Method for Generating Semi-Literal
                 Transcripts for Speech Recognition             US        18-Jan-00         09/487,398

                 Method for Generating Text from a
                 Voice Input                                    US        21-Jan-94         08/184,664

                 Method for Remotely Grouping Contents
                 of an Action History Stack Running on
                 a Computer System                          Australia     18-May-99         51791/98

                 Method for Remotely Grouping Contents
                 of an Action History Stack Running on
                 a Computer System                            Canada      14-Nov-97         2,270,461

                 Method for Remotely Grouping Contents
                 of an Action History Stack Running on
                 a Computer System                            Europe      18-May-99         0938712

                 Method for Remotely Grouping Contents
                 of an Action History Stack Running on
                 a Computer System                            Japan       14-Oct-97         10-522817


                 Multi-Resolution System and Method for
                 Speaker Verification and for
                 Acoustic-Only Encoding of User Words       Australia     3-Mar-99          28503/99

                 Multi-Resolution System and Method for
                 Speaker Verification and for
                 Acoustic-Only Encoding of User Words         Canada      3-Mar-99          2,318,262

                 Multi-Resolution System and Method for
                 Speaker Verification and for
                 Acoustic-Only Encoding of User Words         Europe      3-Mar-99          99 909 158.0

                 Multi-Resolution System and Method for
                 Speaker Verification and for
                 Acoustic-Only Encoding of User Words         Japan       3-Mar-99          2000-534997

                 Multiuser Computer System with
                 Automatic Speech Recognition                 Canada      25-Jun-98         2,288,183

                 Multiuser Computer System with
                 Automatic Speech Recognition                 Europe      25-Jun-98         98 930 984.4

                 Multiuser Computer System with
                 Automatic Speech Recognition                 Japan       25-Jun-98         11-505402

                 Noise Level Adaptive Residual Echo
                 Suppressor                                     US        11-Aug-00         60/224,597

                 Open Structured System Information
                 Manager for Information Entry                  US        23-Sep-99         09/404,566

                 Recursively Excited Linear Prediction
                 Coder                                          US        2-Feb-01          09/775,458

                 Small Vocabulary Speaker Dependent
                 Speech Recognition                             US        24-Oct-00         09/695,732

                 Speaker Specific Language Model
                 Adaptation                                     US        9-Apr-01          60/282,423

                 Speech Controlled Computer User
                 Interface                                  Australia     5-Oct-99          62251/99

                 Speech Controlled Computer User
                 Interface                                    Canada      5-Oct-99          PCT/IB99/01752

                 Speech Controlled Computer User
                 Interface                                    Europe      5-Oct-99          99 949 290.3

                 Speech Dialed Telephone                        US        12-Oct-00         60/240,112

                 Speech Processor Apparatus and System          US        11-May-01         09/854,137

                 Speech Recognition Dictionary
                 Enlargement Using Derived Words            Australia     24-Mar-99         29534/99

                 Speech Recognition Dictionary
                 Enlargement Using Derived Words              Canada      24-Mar-99         2,320,151

                 Speech Recognition Dictionary
                 Enlargement Using Derived Words              Europe      24-Mar-99         99 910 634.7

                 Speech Recognition Dictionary
                 Enlargement Using Derived Words              Japan       24-Mar-99         2000-541666

                 Speech Recognition Dictionary
                 Enlargement Using Derived Words                US        24-Mar-99         09/275,208

                 Speech Recognition Providing Multiple
                 Outputs                                      Japan       30-Sep-92         4-262178

                 Speech Recognition System Employing
                 Discriminatively Trained Models            Australia     13-Mar-98         64636/98

                 Speech Recognition System Employing
                 Discriminatively Trained Models              Canada      13-Mar-98         2,275,712

                 Speech Recognition System Employing
                 Discriminatively Trained Models              Europe      13-Mar-98         98910384.1


                 Speech Recognition System Employing
                 Discriminatively Trained Models              Japan       13-Mar-98         10-539863

                 Speech User Interface for Portable             US        26-Feb-01         09/793,377

                 Personal Devices
                 System and Method for Multi-Modal User         US        21-Jul-00         60/219,881

                 Interface
                 System of Command Parsing and Rewrite        Canada      26-Jun-98         2,289,066

                 System of Command Parsing and Rewrite        Europe      26-Jun-98         98 932 454.6

                 System of Command Parsing and Rewrite      Hong Kong     26-Jun-98         00106273.5

                 System of Command Parsing and Rewrite        Japan       26-Jun-98         11-506815

                 User Interface for Speech Recognition      Australia     30-Sep-99         10973/00

                 System Grammars
                 User Interface for Speech Recognition        Canada      30-Sep-99         PCT/US99/22545

                 System Grammars
                 User Interface for Speech Recognition        Europe      30-Sep-99         99 954 682.3

                 System Grammars
                 User Interface for Speech Recognition          US        30-Sep-99         09/410,213

                 System Grammars
                 Voice Command Navigation of Electronic     Australia     30-Sep-99         61164/99

                 Mail Reader
                 Voice Command Navigation of Electronic       Canada      30-Sep-99         PCT/IB99/01689

                 Mail Reader
                 Voice Command Navigation of Electronic       Europe      30-Sep-99         09/408,923

                 Mail Reader
                 Voice Command Navigation of Electronic         US        30-Sep-99         09/408,923
                 Mail Reader

         C.       Copyright Registrations/Mask Works

                  [To be provided.]

         D1.      Trademarks

                  PDSAY
                      Application(s) for Registration:
                           None

                      Registration(s):
                           None

                  [The parties shall agree upon the trademarks or service marks (collectively, "trademarks"), if any, that will be included in this asset group. The trademarks that may be included must either (1) be trademarks that Sellers have used, are using, or intend to use in connection with goods or services associated with this asset group, or (2) be trademarks that Sellers have registered or sought to register for use in connection with goods or services associated with this asset group.]

         D2.      Domain Names

                           nothingbutspeech.com

         E.       Licenses In

                  The following licenses from other asset groups:

                  a. Covenant not to sue for making, using, selling or offering to sell, any inventions embodied in patents (or existing patent applications) contained within the ICM Asset Group (from the ICM Asset Group).

         F.       Obligations

                  a. Provide license to all L&H Text Corpora and L&H Acoustic Data necessary for the ISI business as currently conducted and as currently proposed to be conducted, for the following six (6) languages (American English, Japanese, Korean, French, Spanish, German) to the ISI Speech Processing/Dialog Asset Group.

                  b. Provide license to Voice Xpress/Burlington Language Modeling Tools, in source code form, and license to the accompanying Language Modeling Research Database:
                           (Server: LNAPPBOS01/SERVER/US/LHS Filename:
                           databases/lmresear.nsf) containing information relating to the Voice Xpress/Burlington Language Modeling Tools, to the ISI Speech Processing/Dialog Asset Group.

DRAGON SPEECH PROCESSING/DIALOG ASSET GROUP(3)

(Owned entirely by L&H Holdings USA, Inc., except+, which is owned by Dragon Systems UK Research & Development Ltd., or except as otherwise expressly indicated.)

         A1.      Dragon Speech Processing/Dialog Technology

                  Sellers' technology that performs certain function(s) in response to speech input, and that was originally owned or created by Dragon Systems, Inc. or its successor-in-interest, L&H Holdings USA, Inc. ("Dragon"), including, without limitation, the MREC Speech Recognition Engine, SMS Dictation Pilot and the Manhattan Project, (collectively, "Dragon Speech Processing/Dialog Technology"), consisting, without limitation, of the following:

                  a. All human-generated inputs used to create, test, and enhance Dragon Speech Processing/Dialog Technology, including, without limitation, software source code, linguistic rules, makefiles, and scripts.

                  b. All data created or acquired by Dragon to create, test, or tune Dragon Speech Processing/Dialog Technology.

                  c. All proprietary tools, in object and source code form, used to create, test, or enhance Dragon Speech Processing/Dialog Technology, including, without limitation, PMREC/TMREC, MREC Acoustic Model Building Tools, and MREC Language Model Building Tools (but excluding the VX Language Modeling Toolkit).

                  d. All research projects, research results, and intermediate projects derived directly from Dragon Speech Processing/Dialog Technology, in object code form and machine-generated source code form, including, without limitation, acoustic models, language models, and voice fonts.

         A2.      Dragon Speech Processing/Dialog Products

                  All products that directly incorporate any Dragon Speech Processing/Dialog Technology, including, without limitation, the SpeechOne products (but excluding those products contained in the AudioMining Asset Group), (collectively, "Dragon Speech Processing/Dialog Products"), consisting, without limitation, of the following:

                  a. All human-generated inputs used to create, test, and enhance Dragon Speech Processing/Dialog Products, including, without limitation, source code for software, linguistic rules, makefiles, scripts, and external documentation.

----------
(3) These assets are subject to the obligations contained in Section F.

                  b. Dragon Speech Processing/Dialog Products data, comprising all data used to create, test, and enhance Dragon Speech Processing/Dialog Products.

                  c. All proprietary tools used to create, test, or enhance Dragon Speech Processing/Dialog Products, including, without limitation, the executable code, documentation, and source code for SAPITEST.

                  d. All demonstration versions, sample applications, and prototypes derived directly from or created for Dragon Speech Processing/Dialog Products.

         A3.      Documentation

                  All internal documentation concerning Dragon Speech Processing/Dialog Technology and Dragon Speech
                  Processing/Dialog Products, including, without limitation, documents, notebooks, and Lotus Notes(R) discussion databases.

         B1.      Patents

                  5,809,453+       Method and Apparatus for Detecting Harmonic          US         15-Sep-98
                                   Structure in a Waveform

                  5,027,406        Method for Interactive Speech Recognition            US         25-Jun-91
                                   and Training

                  5,202,952        Large-Vocabulary Continuous Speech                   US         13-Apr-93
                                   Prefiltering and Processing System

                  5,428,707        Apparatus and Methods for Performing                 US         27-Jun-95
                                   Improved Speech Recognition

                  5,526,463        System for Processing a Succession of                US         11-Jun-96
                                   Utterances Spoken in Continuous or Discrete
                                   Form

                  5,680,511        Systems and Methods for Word Recognition             US         21-Oct-97

                  5,715,367        Apparatuses and Methods for Developing and           US         3-Feb-98
                                   Using Models for Speech Recognition

                  5,754,972        Speech Recognition System for Languages with         US         19-May-98
                                   Compound Words


                  5,765,132        Building Speech Models for New Words in a            US         9-Jun-98
                                   MultiWord Utterance

                  5,794,189        Continuous Speech Recognition                        US         11-Aug-98


                  5,799,279        Continuous Speech Recognition of Text and            US         25-Aug-98
                                   Commands

                  5,818,423        Voice Controlled Cursor Movement                     US         6-Oct-98

                  5,822,730        Lexical Tree Pre-filtering in Speech                 US         13-Oct-98
                                   Recognition
                  5,850,627        Apparatuses and Methods for Training and             US         15-Dec-98
                                   Operating Speech Recognition Systems

                  5,903,864        Speech Recognition                                   US         11-May-99

                  5,909,666        Speech Recognition System Which Creates              US         1-Jul-99
                                   Acoustic Model by Concatenating Acoustic
                                   Models of Individual Words

                  5,915,236        Word Recognition System Which Alters Code            US         22-Jun-99
                                   Executed as a Function of Available
                                   Computational Resources

                  5,920,836        Word Recognition System Using Language               US         6-Jul-99
                                   Context at Current Cursor Position to Affect
                                   Recognition Probabilities

                  5,920,837        Word Recognition System Which Stores Two             US         6-Jul-99
                                   Models for Some Words and Allows Selective
                                   Deletion of One Such Model

                  5,946,654        Speaker Identification Using Unsupervised            US         31-Aug-99
                                   Speech Models

                  5,949,886        Setting a Microphone Volume Level                    US         7-Sep-99


                  5,960,394        Method of Speech Command Recognition with            US         28-Sep-99
                                   Dynamic Assignment of Probabilities
                                   According to the State of the Controlled
                                   Applications

                  5,983,179        Speech Recognition System which turns its            US         9-Nov-99
                                   Voice Response On for Confirmation when it
                                   has been turned Off without Confirmation

                  6,029,124        Sequential, Non-Parametric Speech                    US         22-Feb-00
                                   Recognition and Speaker Identification

                  6,052,657        Text Segmentation and Identification of              US         18-Apr-00
                                   Topic Using Language Models

                  6,064,959        Error Correction in Speech Recognition               US         16-May-00

                  6,073,097        Speech Recognition System which selects One          US         6-Jun-00
                                   of a Plurality of Vocabulary Models

                  6,088,671        Continuous Speech Recognition of Text and            US         11-Jul-00
                                   Commands

                  6,092,043        Apparatuses and Method for Training and              US         18-Jul-00
                                   Operating Speech Recognition Systems

                  6,092,044        Pronunciation Generation in Speech                   US         18-Jul-00
                                   Recognition

                  6,101,468        Apparatuses and Method for Training and              US         8-Aug-00
                                   Operating Speech Recognition Systems

                  6,122,613        Speech Recognition Using Multiple Recognizers        US         19-Sep-00

                  6,151,575        Rapid Adaptation of Speech Models                    US         21-Nov-00

                  6,163,768        Non-Interactive Enrollment in Speech                 US         19-Dec-00
                                   Recognition

                  6,167,377        Speech Recognition Language Models                   US         26-Dec-00

                  6,212,498        Enrollment in Speech Recognition                     US         3-Apr-01

                  6,224,636        Speech Recognition using Nonparametric               US         1-May-01
                                   Speech Models

                  ALLOWED          Case Insensitive Alphabetic Filtering in             US
                                   Word Recognition

                  ALLOWED          Word Recognition System Determines which             US
                                   Program Unit has Focus

                  2297465B+        Detecting Periodicity or Harmonic Structure        United       28-Apr-99
                                   in a Waveform                                     Kingdom

                  9607233+         Speech Recognition Apparatus and Methods           France       4-Jun-99

                  0376501          Method for Interactive Speech Recognition          Austria      30-Nov-89
                                   and Training

                  0376501          Method for Interactive Speech Recognition          Belgium      30-Nov-89
                                   and Training

                  0376501          Method for Interactive Speech Recognition          France       30-Nov-89
                                   and Training

                  0376501          Method for Interactive Speech Recognition          Germany      30-Nov-89
                                   and Training

                  0376501          Method for Interactive Speech Recognition           Italy       30-Nov-89
                                   and Training

                  0376501          Method for Interactive Speech Recognition        Luxembourg     30-Nov-89
                                   and Training

                  0376501          Method for Interactive Speech Recognition        Switzerland    30-Nov-89
                                   and Training

                  0376501          Speech Recognition System                          United       30-Nov-89
                                                                                      Kingdom

                  0535146          Large-Vocabulary Continuous Speech                 France       1-Oct-97
                                   Prefiltering and Processing System

                  0535146          Large-Vocabulary Continuous Speech                 Germany      1-Oct-97
                                   Prefiltering and Processing System

                  0535146          Large-Vocabulary Continuous Speech             United Kingdom   1-Oct-97
                                   Prefiltering and Processing System

                  EP0376501        Method for Interactive Speech Recognition          Europe       30-Nov-89
                                   and Training

                  EP0535146        Continuous Speech Processing System                Europe       1-Oct-97

                  6,195,635        User-Cued Speech Recognition                         US         27-Feb-01

         B2.      Patent Applications

                   99307567.0      Compound Word Recognition                          Europe       24-Sep-99

                   09/163422       Compound Word Recognition                            US         30-Sep-98

                   96308182.3      Continuous Speech Recognition                      Europe       11-Nov-96

                   96308182.3      Continuous Speech Recognition                      France       11-Nov-96

                   96308182.3      Continuous Speech Recognition                      Germany      11-Nov-96

                   96308182.3      Continuous Speech Recognition                       Italy       11-Nov-96

                   96308182.3      Continuous Speech Recognition                  United Kingdom   11-Nov-96

                   96308181.5      Continuous Speech Recognition of Text and          Europe       11-Nov-96
                                   Commands

                   96308181.5      Continuous Speech Recognition of Text and          France       11-Nov-96
                                   Commands

                   96308181.5      Continuous Speech Recognition of Text and          Germany      11-Nov-96
                                   Commands

                   96308181.5      Continuous Speech Recognition of Text and           Italy       11-Nov-96
                                   Commands

                   96308181.5      Continuous Speech Recognition of Text and          United       11-Nov-96
                                   Commands                                           Kingdom

                   98302361.5      Enrollment in Speech Recognition                   Europe       27-Mar-98

                   98302361.5      Enrollment in Speech Recognition                   France       27-Mar-98

                   98302361.5      Enrollment in Speech Recognition                   Germany      27-Mar-98

                   98302361.5      Enrollment in Speech Recognition                    Italy       27-Mar-98

                   98302361.5      Enrollment in Speech Recognition                    Spain       27-Mar-98

                   98302361.5      Enrollment in Speech Recognition                   United       27-Mar-98
                                                                                      Kingdom

                   98302362.3      Error Correction in Speech Recognition             Europe       27-Mar-98

                   98302362.3      Error Correction in Speech Recognition             France       27-Mar-98

                   98302362.3      Error Correction in Speech Recognition             Germany      27-Mar-98

                   98302362.3      Error Correction in Speech Recognition              Italy       27-Mar-98

                   98302362.3      Error Correction in Speech Recognition              Spain       27-Mar-98

                   98302362.3      Error Correction in Speech Recognition             United       27-Mar-98
                                                                                      Kingdom

                   09/390370       Expanding an Effective Vocabulary of a               US         9-Jul-99
                                   Speech Recognition System

                                   Large-Vocabulary Continuous Speech                  Japan
                                   Prefiltering and Processing System

                   97306528.7      Lexical Tree Pre-filtering in Speech               Europe       22-Aug-97
                                   Recognition

                   2178696         Methods and Apparatus for Detecting Harmonic       Canada       10-Jun-96
                                   Structure in a Waveform

                   2735268         Methods and Apparatus for Detecting Harmonic       France       11-Jun-96
                                   Structure in a Waveform

                   99304623        Non-Interactive Enrollment in Speech               Europe       15-Jun-99
                                   Recognition

                   168768/99       Non-Interactive Enrollment in Speech                Japan       15-Jun-99
                                   Recognition

                   09/094609       Non-Interactive Enrollment in Speech                 US         15-Jun-98
                                   Recognition

                   09/432,155      Performing Recorded Actions                          US         10-Jun-99

                   98302441.5      Pronunciation Generation in Speech                 Europe       30-Mar-98
                                   Recognition
                   98302441.5      Pronunciation Generation in Speech                 France       30-Mar-98
                                   Recognition
                   98302441.5      Pronunciation Generation in Speech                 Germany      30-Mar-98
                                   Recognition
                   98302441.5      Pronunciation Generation in Speech                  Italy       30-Mar-98
                                   Recognition
                   98302441.5      Pronunciation Generation in Speech                  Spain       30-Mar-98
                                   Recognition
                   98302441.5      Pronunciation Generation in Speech                 United       30-Mar-98
                                   Recognition                                        Kingdom

                   08/958,957      Rapid Adaptation of Speech Models                    US         28-Oct-97

                   09/316,191      Selecting a Target Sequence of Words that            US         21-May-99
                                   Corresponds to an Utterance

                                   Speech Processing (formerly Lombard Speech         United       15-Oct-99
                                   Level Prediction)                                  Kingdom

                   9822529.5       Speech Processing (formerly Lombard Speech           US         16-Oct-98
                                   Level Prediction)

                   96306255.9      Speech Recognition                                 Europe       29-Aug-96

                   2,178,696       Speech Recognition Apparatus and Methods           Canada       10-Jun-96

                   98302363.1      Speech Recognition Language Models                 Europe       27-Mar-98

                   98302363.1      Speech Recognition Language Models                 France       27-Mar-98

                   98302363.1      Speech Recognition Language Models                 Germany      27-Mar-98

                   98302363.1      Speech Recognition Language Models                  Italy       27-Mar-98

                   98302363.1      Speech Recognition Language Models                  Spain       27-Mar-98

                   98302363.1      Speech Recognition Language Models                 United       27-Mar-98
                                                                                      Kingdom

                   08/825535       Speech Recognition Language Models                   US         28-Mar-97

                                   Speech Recognition System for Languages with       Europe
                                   Compound Words

                                   Speech Recognition System for Languages with        Japan
                                   Compound Words

                   98903803.9      Speech Recognition Using Multiple Recognizers      Europe       29-Jan-98

                   98903803.9      Speech Recognition Using Multiple Recognizers      France       29-Jan-98

                   98903803.9      Speech Recognition Using Multiple Recognizers      Germany      29-Jan-98

                   98903803.9      Speech Recognition Using Multiple Recognizers      United       29-Jan-98
                                                                                      Kingdom

                   98301511.6      Speech Recognition using Nonparametric             Europe       2-Mar-98
                                   Speech Models

                   98301511.6      Speech Recognition using Nonparametric             France       2-Mar-98
                                   Speech Models

                   98301511.6      Speech Recognition using Nonparametric             Germany      2-Mar-98
                                   Speech Models

                   98301511.6      Speech Recognition using Nonparametric              Italy       2-Mar-98
                                   Speech Models

                   98301511.6      Speech Recognition using Nonparametric             United       2-Mar-98
                                   Speech Models                                      Kingdom

                                   Systems and Methods for Word Recognition           France

                                   Systems and Methods for Word Recognition           Germany

                                   Systems and Methods for Word Recognition           United
                                                                                      Kingdom

                   96302536.6      Voice Controlled Cursor Movement                   Europe       11-Apr-96

                   09/535,155      Call Analysis                                        US         24-Mar-00

                   09/094,611      Position Manipulation in Speech Recognition          US         15-Jun-98

                   09/845,769      Error Correction in Speech Recognition Using         US         2-May-01
                                   a Hand-Held Device

                   09/878,173      Sentence-Level Confidence                            US         12-Jun-01

                   09/664,545      Homophone Selection in Speech Recognition            US         18-Sep-00

                   09/696,685      Speech Recognition Using Word-in-Phrase              US         26-Oct-00
                                   Command

         C.       Copyright Registrations/Mask Works

                  [Intentionally left blank.]

         D1.      Trademarks

                  DRAGON
                      Application(s) for Registration (each owned by Lernout & Hauspie Speech Products N.V.):
                           Brazil, Application Nos. 823262693 and 823262669 Guatemala, Application Nos. 2000-10163 and 200-10164 Mexico, Application Nos. 459344

                           Peru, Application Nos. 113386 and 113385
                           Venezuela, Application Nos. 16577/2000

                      Registration(s):
                           Australia, Serial No.  737276
                           Austria, Serial No. 161043
                           Benelux, Serial Nos. 492612 and 575110
                           EU, Serial No. 00052438
                           France, Serial No. 95 558 530
                           Germany, Serial No. 2060856
                           Italy, Serial No. 713 229
                           Mexico, Serial No. 689912 (owned by Lernout &
                             Hauspie Speech Products N.V.)
                           Peru, Serial No. 00025472 (owned by Lernout &
                             Hauspie Speech Products N.V.)
                           South Africa, Serial No. 97/1352
                           Sweden, Serial No. 327432
                           Switzerland, Serial No. 430.269
                           UK, Serial No. 2010510

                  DRAGON (plus design)
                      Application(s) for Registration:
                           None

                      Registration(s):
                           United States of America, Serial No. 1,423,358

                  DRAGON Design (design only)
                      Application(s) for Registration (each owned by Lernout & Hauspie Speech Products N.V.):
                           Brazil, Application Nos. 823262642 and 823262634 Guatemala, Application Nos. 200-10159 and 2000-10155 Venezuela, Application Nos. 16583/2000

                      Registration(s):
                           United States of America, Serial Nos. 1,423,358
                             and 1,428,201
                           Australia, Serial No. 715851
                           Austria, Serial No. 159,703
                           Benelux, Serial No. 586953
                           Colombia, Serial No. 221743
                           France, Serial No. 95 558 532
                           Germany, Serial No. 2060857
                           Italy, Serial No. 713,230
                           Mexico, Serial No. 599672
                           South Africa, Serial No. 97/1353
                           Spain, Serial Nos. 1953594 and 1953593

                           Sweden, Serial No. 309670
                           Switzerland, Serial No. 430752
                           UK, Serial No. 2010511
                           Peru, Serial No. 00025482 and 0007251 (both owned
                             by Lernout & Hauspie Speech Products N.V.)
                           Colombia, Serial No. 221743

                  DRAGON NATURALLY SPEAKING Application(s) for Registration:
                           None

                      Registration(s)
                           China, Serial No. 1244419
                           EU, Serial No. 000524611
                           Japan, Serial No. 4251926
                           Mexico, Serial No. 605964

                  DRAGON SYSTEMS
                      Application(s) for Registration:
                           None

                      Registration(s):
                           United States of America, Serial Nos. 1,419,515 and
                             1,428,200 and 1,480,770
                           Australia, Serial No. 715850
                           China, Serial No. 1244420
                           Mexico, Serial No. 600955

                  DRAGONDICTATE
                      Application(s) for Registration:
                           None

                      Registration(s):
                           United States of America, Serial No. 1,769,822 Australia, Serial No. 701189

                  L&H VOICE XPRESS Application(s) for Registration:
                           Canada, Application No. 1083130
                           United States of America, Application No. 76/103,307

                      Registration(s):
                           None

                  NATURALLY SPEAKING Application(s) for Registration:
                           None

                      Registration(s):
                           United States of America, Serial No. 2,254,151

                  NATURALLY SPEAKING
                      Application(s) for Registration (each owned by Lernout & Hauspie Speech Products N.V.):
                           Bolivia, Application No. SM-3990
                           Brazil, Application No. 823262685
                           Guatemala, Application No. 2000-10162
                           Peru, Application No. 113384

                  NOTHING BUT SPEECH (NBS)***
                      Application(s) for Registration:
                           United States of America, Application No. 75/720,412

                      Registration(s):
                           None

                  POINT & SPEAK
                      Application(s) for Registration:
                           None

                      Registration(s):
                           United States of America, Serial No. 2,347,215

                  SAY WHAT YOU SEE*
                      Application(s) for Registration:
                           None

                      Registration(s):
                           United States of America, Serial No. 2,253,907

                  SELECT-AND-SAY
                      Application(s) for Registration:
                           None

                      Registration(s):
                           United States of America, Serial No. 2,440,109

                  [The parties shall agree upon the trademarks or service marks (collectively, "trademarks"), if any, that will be included in this asset group. The trademarks that may be included must either (1) be trademarks that Sellers have used, are using, or intend to use in connection with goods or services associated with this asset group, or (2) be trademarks that Sellers have registered or sought to register for use in connection with goods or services associated with this asset group.]

         D2.      Domain Names

                  Voice Xpress.com
                  Voice Xpress.net domain names

                  [To be provided.]

         E.       Licenses In

                  The following licenses from other asset groups:

                  a. Covenant not to sue for making, using, selling or offering to sell, any inventions embodied in patents (or existing patent applications) contained within the ICM Asset Group (from the ICM Asset Group).

                  b. Covenant not to sue for making, using, selling or offering to sell, any inventions embodied in patents (or existing patent applications) contained within the ISI Speech Processing/Dialog Asset Group (from the ISI Speech Processing/Dialog Asset Group).

         F.       Obligations

                  a. Provide research and development agreement to the AudioMining Asset Group.

                  b. Provide a license to MREC engine for use with specific AudioMining(TM) Technology, in object code form, developed by the MREC development teams for AudioMining(TM) Technology to the AudioMining Asset Group.

                  c. Provide a license to Dragon NaturallySpeaking(R) Developer Suite and Dragon Vocabulary Builder, in object code form, to the AudioMining Asset Group.

                  d. Assume all rights and obligations under the Technology License Agreement, dated as of September 20, 2001, Between Lernout & Hauspie Speech Products N.V., L&H Applications USA, Inc., L&H Holdings USA, Inc., Linguistic Technologies, Inc. and Dictaphone Corporation, as amended ("License Agreement"), of L&H (as L&H is defined in such License Agreement).

                  e. Provide a Covenant not to sue for making, using, selling or offering to sell, any inventions embodied in patents (or existing patent applications) contained in the list below to the ISI Asset Group.

                           5,822,730    Lexical Tree Pre-filtering in Speech Recognition   US    13-Oct-98

                           5,715,367    Apparatuses and Methods for Developing and         US     3-Feb-98
                                        Using Models for Speech Recognition

                           5,903,864    Speech Recognition                                 US    11-May-99

                           5,946,654    Speaker Identification Using Unsupervised          US    31-Aug-99
                                        Speech Models

                           6,088,671    Continuous Speech Recognition of Text and          US    11-Jul-00
                                        Commands

                           5,960,394    Method of Speech Command Recognition with          US    28-Sep-99
                                        Dynamic Assignment of Probabilities According
                                        to the State of the Controlled Applications

                           5,915,236    Word Recognition System Which Alters Code          US    22-Jun-99
                                        Executed as a Function of Available
                                        Computational Resources

                           6,092,044    Pronunciation Generation in Speech Recognition     US    18-Jul-00

                           6,122,613    Speech Recognition Using Multiple Recognizers      US    19-Sep-00

                           6,195,635    User-cued Speech Recognition                       US    27-Feb-01

                                     ANNEX C


ISI SPEECH PROCESSING/DIALOG ASSET GROUP(4)

(Owned entirely by Interactive Systems, Inc., except as otherwise expressly indicated.)

         A1.      ISI Speech Processing/Dialog Technology

                  Sellers' technology that performs certain function(s) in response to speech input and which was originally owned or created by Interactive Systems, Inc. ("ISI") including, without limitation, the XCalibur Conversational Speech Recognition engine, Open Dialog System (ODS), VoiceXML Browser, and Open Dialog Tools Application Development Toolkit, (collectively, "ISI Speech Processing/Dialog Technology"), consisting, without limitation, of the following:

                  a. All human-generated inputs used to create, test, and enhance ISI Speech Processing/ Dialog Technology, including, without limitation, software source code, linguistic rules, makefiles, and scripts.

                  b. All data created or acquired by ISI to create, test, or tune ISI Speech Processing/Dialog Technology.

                  c. All proprietary tools, in object code and source code form, used to create, test, or enhance ISI Speech Processing/Dialog Technology, including, without limitation, Jpython- and Java-based training, adaptation and testing environment, batch recognition environment, ISI FSM text segmenter, Miso parser, and the XCalibur modeling toolkit.

                  d. All research projects, research results, and intermediate projects derived directly from ISI Speech Processing/Dialog Technology, in object code form and machine-generated source code form, including, without limitation, acoustic models, language models, and voice fonts.

         A2.      ISI Speech Processing/Dialog Asset Group Products

                  All products that directly incorporate any ISI Speech Processing/Dialog Technology (but excluding custom automotive applications contained in the L&H Speech Processing/Dialog Asset Group), (collectively, "ISI Speech Processing/Dialog Products"), consisting, without limitation, of the following:

-----------
(4) These assets are subject to the obligations contained in Section F. In addition, acquisition of the assets contained within the ISI Speech Processing/Dialog Asset Group is subject to assumption of the following obligation, described more fully in Supplement A to the ISI Speech Processing/Dialog Asset Group: payment in the aggregate maximum amount of $950,000 to certain full-time employees or contractors of ISI on or before April 4, 2002. Acquirer is not required to retain the employees of ISI to submit a qualified bid. In order to retain the employees of Interactive Systems, Inc., however, the acquirer would, among other things, also be obligated to retain common senior technical management, substantial continuity of the workforce, and occupation pursuant to a successor lease of the premises at Pittsburgh, Pennsylvania, for a period of at least six (6) months immediately following the acquisition, as well as agree to count years of service with the ISI as years of service with acquirer.

                  a. All human-generated inputs used to create, test, and enhance ISI Speech Processing/Dialog Products, including, without limitation, software source code, linguistic rules, makefiles, scripts, and external documentation.

                  b. Speech Processing/Dialog ISI Speech Processing/Dialog Product data, comprising all data used to create, test, and enhance ISI Speech Processing Products.

                  c. All proprietary software tools, in object code and source code form, used to create, test, or enhance ISI Speech Processing/Dialog Products, including, without limitation, Jpython- and Java-based training, adaptation and testing environment, batch recognition environment, ISI FSM text segmenter, and Miso parser.

                  d. All demonstration versions, sample applications, and prototypes that were derived directly from or created for ISI Speech Processing/Dialog Products.

         A3.      Documentation

                  All internal documentation concerning ISI Speech Processing/Dialog Technology and ISI Speech Processing/Dialog Products, including, without limitation, documents, notebooks, and Lotus Notes(R) discussion databases.

         B1.     Patents

                 ALLOWED            Method and Apparatus of Hierarchically Organizing          US      6-NOV-98
                                    and Adapting an Acoustic Model for Speech
                                    Recognition and Adaptation of the Model to Unseen
                                    Domains

         B2.    Patent Applications

                09/680,925         Attribute-Based Word Modeling                               US      6-Oct-00

                09/203,468         Automatic Grammar Expansion for Language Variations         US      2-Dec-98

                199 82 503.3       Method and Apparatus of Hierarchically Organizing and    Germany    6-Jul-00
                                   Adapting an Acoustic Model for Speech Recognition and
                                   Adaptation of the Model to Unseen Domains

                2000-581636        Method and Apparatus of Hierarchically Organizing and     Japan     5-Nov-99
                                   Adapting an Acoustic Model for Speech Recognition and
                                   Adaptation of the Model to Unseen Domains

         C.       Copyright Registrations/Mask Works

                  [Intentionally left blank.]

         D1.      Trademarks

                  [The parties shall agree upon the trademarks or service marks (collectively, "trademarks"), if any, that will be included in this asset group. The trademarks that may be included must either (1) be trademarks that Sellers have used, are using, or intend to use in connection with goods or services associated with this asset group, or (2) be trademarks that Sellers have registered or sought to register for use in connection with goods or services associated with this asset group.]

         D2.      Domain Names

                  [To be provided.]

         E.       Licenses In

                  The following licenses from other asset groups:

                  a. License to Voice Xpress/Burlington Language Modeling Tools, in source code form, and license to the accompanying Language Model Research Database (located in Server: LNAPPBOS01/SERVER/US/LHS
                           Filename: databases/lmresear.nsf) containing information relating to the Voice Xpress/Burlington Language Modeling Tools, (from the L&H Speech Processing/Dialog Asset Group).

                  b. License to all L&H Text Corpora and L&H Acoustic Data necessary for the ISI business as currently conducted and as currently proposed to be conducted, for the following six (6) languages: (American English, Japanese, Korean, French, Spanish, German) (from the L&H Speech Processing/Dialog Asset Group).

                  c. License to all L&H Lexical Data necessary for the ISI business as currently conducted and as currently proposed to be conducted, for the following six (6) languages: (American English, Japanese, Korean, French, Spanish, German) (from the Text-to-Speech Asset Group).

                  d. Covenant not to sue for making, using, selling or offering to sell, any inventions embodied in patents (or existing patent applications) contained within the ICM Asset Group (from the ICM Asset Group).

                  e. Covenant not to sue for making, using, selling or offering to sell, any inventions embodied in patents (or existing patent applications) contained in the list below (from the Dragon Speech Processing/Dialog Asset Group).

                           5,822,730    Lexical Tree Pre-filtering in Speech Recognition    US    13-Oct-98

                           5,715,367    Apparatuses and Methods for Developing and          US     3-Feb-98
                                        Using Models for Speech Recognition

                           5,903,864    Speech Recognition                                  US    11-May-99

                           5,946,654    Speaker Identification Using Unsupervised           US    31-Aug-99
                                        Speech Models

                           6,088,671    Continuous Speech Recognition of Text and           US    11-Jul-00
                                        Commands

                           5,960,394    Method of Speech Command Recognition with           US    28-Sep-99
                                        Dynamic Assignment of Probabilities According
                                        to the State of the Controlled Applications

                           5,915,236    Word Recognition System Which Alters Code           US    22-Jun-99
                                        Executed as a Function of Available
                                        Computational Resources

                           6,092,044    Pronunciation Generation in Speech Recognition      US    18-Jul-00

                           6,122,613    Speech Recognition Using Multiple Recognizers       US    19-Sep-00

                           6,195,635    User-cued Speech Recognition                        US    27-Feb-01

         F.       Obligations

                  a. Assume all rights and obligations of ISI under the following agreements with Advanced Media, Inc.:
                           Master Agreement for Software Development and Consulting Services and Remarketing of Software, dated January 23, 1998, as amended or extended; Software License Agreement, dated January 23, 1998, as amended or extended; and Memorandum of Agreement, dated January 23, 1998, as amended or extended.

                  b. Provide a Covenant not to sue for making, using, selling or offering to sell, any inventions embodied in patents (or existing patent applications) contained within the ISI Speech Processing/Dialog Asset Group to the Dragon Speech Processing/Dialog Asset Group.

AUDIOMINING ASSET GROUP(5)

(Owned entirely by L&H Holdings USA, Inc.)

         A1.      AudioMining(TM) Products

                  MediaIndexer(TM), MediaIndexer(TM) acoustic model and vocabulary upgrades, zipper software, conversion software, MediaIndexer(TM) Enterprise (Distributed Recognition or "DR"), AMTrial(TM), PhoneMining(TM), Web "Search Server," SpeechScanner(TM) media search and navigation components, and all AudioMining(TM) related works in progress, (collectively, "AudioMining Products"), consisting, without limitation, of the following:

                  a. All human-generated inputs used to create, test, and enhance AudioMining(TM) Products, including, without limitation, software source code, linguistic rules, makefiles, scripts.

                  b. AudioMining(TM) Products Data, comprising all data used to create, test, and enhance AudioMining(TM) Products (but excluding any data used for the creation of MREC or its components, such as language models and acoustic models).

                  c. All demonstration versions, sample applications, and prototypes derived directly from or developed for AudioMining(TM)Products.

         A2.      Documentation

                  All internal documentation relating to AudioMining(TM) Products, including, without limitation, documents, notebooks, and Lotus Notes(R) discussion databases.

         B1.      Patents

                  6,112,172  Interactive Searching Call Analysis   US  29-Aug-00

         B2.      Patent Applications

                  [Intentionally left blank.]

         C.       Copyright Registrations/Mask Works

                  [Intentionally left blank.]

----------
(5) These assets are subject to the obligations contained in Section F.

         D1.      Trademarks

                  [The parties shall agree upon the trademarks or service marks (collectively, "trademarks"), if any, that will be included in this asset group. The trademarks that may be included must either (1) be trademarks that Sellers have used, are using, or intend to use in connection with goods or services associated with this asset group, or (2) be trademarks that Sellers have registered or sought to register for use in connection with goods or services associated with this asset group.]

         D2.      Domain Names

                  [To be provided.]

         E.       Licenses In

                  The following licenses from other asset groups:

                  a. License to MREC engine for use with specific AudioMining(TM) Technology, in object code form, developed by the MREC development teams for AudioMining(TM) technology (from the Dragon Speech Processing/Dialog Assets).

                  b. License to Dragon NaturallySpeaking(R)Developer Suite and Dragon Vocabulary Builder, in object code form (from the Dragon Speech Processing/Dialog Asset Group).

                  c. Research and development agreement (from the Dragon Speech Processing/Dialog Asset Group).

         F.       Obligations

                  [Intentionally left blank.]

ICM ASSET GROUP(6)

(Owned entirely by Lernout & Hauspie Speech Products N.V.)

         A1.      ICM Products

                  Proofing products, information products, and information management products that were originally owned or created by Inso Corporation, including, without limitation, International CorrectSpell, International Hyphenator, CorrecText Grammar Correction System, CorrectEnglish, International ProofReader, CyberSpell, In Words, Sci Words, International ProofReader for Java, Native English, IntelliFinder, IntelliScope Search Enhancer, IntelliScope Query Expander, IntelliScope Retrieval Enhancer, Quest, WebClean, IntelliScope Language Recognizer, IntelliScope Document Summarizer, and IntelliScope Document Categorizer (collectively, "ICM Products"), including, without limitation:

                  a. All human-generated inputs used to create, test, and enhance ICM Products, including, without limitation, software source code, linguistic rules, makefiles, scripts, and external documentation.

                  b. ICM Products data, comprising all data used to create, test, and enhance ICM Products.

                  c. All proprietary tools, in object code and source code form, used to create, test, or enhance ICM Products, including, without limitation, Database Inflector, Compression Programs, Data Structuring Tools, CDB, Database Customizer.

                  d. All demonstration versions, sample applications, and prototypes derived directly from or created for ICM Products.

         A2.      Documentation

                  All internal documentation relating to ICM Products, including, without limitation, documents, notebooks, and Lotus Notes(R) discussion databases.

         B1.      Patents

                   6,185,524    Method and Apparatus for Automatic Identification of        US     6-Feb-01
                                Word Boundaries in Continuous Text and Computation of
                                Word Boundary Scores

----------
(6) These assets are subject to the obligations contained in Section F.

                   4,580,241    Graphic Word Spelling Correction Using Automated            US      1-Apr-86
                                Comparisons with Phonetic Word Skeletons

                   4,724,523    Method and Apparatus for the Electronic Storage and         US      9-Feb-88
                                Retrieval of Expressions and Linguistic Information

                   4,730,269    Method and Apparatus for Generating Word Skeletons          US      9-Mar-88
                                Utilizing Alpha Set Replacement and Omission

                   4,771,401    Apparatus and Method for Linguistic Expression              US     13-Sep-88
                                Processing

                   4,773,009    Method and Apparatus for Text Analysis                      US     20-Sep-88

                   4,783,758    Automated word substitution using numerical rankings        US      8-Nov-88
                                of structural disparity between misspelled words and
                                candidate substitution words

                   4,864,501    Word Annotation System                                      US      5-Sep-89

                   4,864,502    Sentence Analyzer                                           US      5-Sep-89

                   4,868,750    Collocational Grammar System                                US     19-Sep-89

                   5,680,628    Method and Apparatus for Automated Search and               US     21-Oct-97
                                Retrieval Processing

                   5,794,177    Method and Apparatus for Morphological Analysis and         US     11-Aug-98
                                Generation of Natural Language Text

                   5,890,103    Method and Apparatus for Improved Tokenization of           US     30-Mar-99
                                Natural Language Text

                   6,035,268    Method and Apparatus for Breaking Words in a Stream of      US      7-Mar-00
                                Text

                   1,203,916    Graphic Word Spelling Correction Using Automated          Canada   29-Apr-86
                                Comparisons with Phonetic Word Skeletons


                   1,248,635    Method and Apparatus for Semi-Automatic Spelling          Canada   10-Jan-89
                                Correction

                   1,257,705    Method and Apparatus for the Electronic Storage           Canada   18-Jul-89
                                Retrieval of Expressions and Linguistic Information

                   1,268,558    Method and Apparatus for the Electronic Storage and       Canada    1-May-90
                                Retrieval of Expressions and Linguistic Information

                   1,295,746    Method and Apparatus for Text Analysis                    Canada   11-Feb-92

                   1,300,269    Sentence Analyzer                                         Canada    5-May-92

                   1,300,272    Word Annotation System                                    Canada    5-May-92

                   1,301,934    Collocational Grammar System                              Canada   26-May-92


         B2.      Patent Applications

                  09/410,387       Apparatus and Method for Language Recognition            US     30-Sep-99

                  09/232,045       Apparatus and Method for Multilingual Information        US     15-Jan-99
                                   Retrieval

                  09/539,066       Automatic Orthographic Transformation of a Text          US     30-Mar-00
                                   Stream

                  09/452,220       Content-Based Text Filtering                             US      1-Dec-99

                  09/780,141       Goods and Services Referring by Location                 US      9-Feb-01

                                   Grammar-Package Driven Parsing                           US     18-Jun-01

                  2,227,383        Method and Apparatus for Automated Search and          Canada   19-Jul-96
                                   Retrieval Processing

                  96 924 650.3     Method and Apparatus for Automated Search and          Europe   19-Jul-96
                                   Retrieval Processing

                  99120855.4       Method and Apparatus for Automated Search and          Europe   26-Oct-99
                                   Retrieval Processing

                  10-510976        Method and Apparatus for Breaking Words in a Stream    Japan    21-Aug-97
                                   of Text

                  37899/00         Method and Apparatus for Improved Part-of-Speech     Australia  17-Nov-99
                                   Tagging

                  09/441,792       Method and Apparatus for Improved Part-of-Speech       Europe   17-Nov-99
                                   Tagging

                  2000-582999      Method and Apparatus for Improved Part-of-Speech       Japan    17-Nov-99
                                   Tagging

                  09/441,792       Method and Apparatus for Improved Part-of-Speech         US     17-Nov-99
                                   Tagging

                  09/277,264       System and Method for Providing Translation              US     26-Mar-99
                                   Resource Access

         C.       Copyright Registrations/Mask Works

                  [Intentionally left blank.]

         D1.      Trademarks

                  [The parties shall agree upon the trademarks or service marks (collectively, "trademarks"), if any, that will be included in this asset group. The trademarks that may be included must either (1) be trademarks that Sellers have used, are using, or intend to use in connection with goods or services associated with this asset group, or (2) be trademarks that Sellers have registered or sought to register for use in connection with goods or services associated with this asset group.]

         D2.      Domain Names

                  [To be provided.]

         E.       Licenses In(7)

                  [Intentionally left blank.]

         F.       Obligations

                  a. Provide a license to the Intelliscope Language Recognizer product ("ILR"), in source code form, to the Text-to-Speech Asset Group, for the purposes of
                           (i) supporting certain Assigned Contracts under which one or

----------
(7) Upon prior written consent from Apptek Partners, LLC, obtain all rights under the Software License Agreement, dated as of November 14, 2001, by and between Lernout & Hauspie Speech Products N.V. and Apptek Partners LLC ("License Agreement"), of L&H (as L&H is defined in the License Agreement).

                           more customers of Seller(s) received a license to ILR, and (ii) using ILR in connection with the Acquired Business.

                  b. Assume all obligations under the Software License Agreement, dated as of November 14, 2001, by and between Lernout & Hauspie Speech Products N.V. and Apptek Partners LLC ("License Agreement"), of L&H (as L&H is defined in the License Agreement).

                  c. Assume all rights and obligations of Lernout & Hauspie Speech Products N.V. under a Software License Agreement dated November 15, 2001, granting a perpetual, irrevocable license of source code for International Proofreader, dated November 15, 2001. Acquirer will receive no royalties for this license.

                  d. Provide a Covenant not to sue for making, using, selling or offering to sell, any inventions embodied in patents (or existing patent applications) contained within the ICM Asset Group to the Text-to-Speech Asset Group, the L&H Speech Processing/Dialog Asset Group, the ISI Speech Processing/Dialog Asset Group, and the Dragon Speech Processing/Dialog Asset Group.

KNEXYS ASSET GROUP(8)

(Owned entirely by Lernout & Hauspie Speech Products N.V.)

         A1.      Knexys Technology

                  All core linguistic components, including, without limitation, ConceptNet, Morphology, Parser, Query Builder, Linguistic Image Builder, and Lexicon Verticalization Tools; all Information extraction technologies, including, without limitation, Language Identifier, Topic Identifier, Summarizer, Categorizer, Question Clusterer, and Feature Extractor; and all information retrieval technologies, including, without limitation, Crawler, Indexer, and Search Engine, (collectively, "Knexys Technology"), consisting, without limitation, of the following:

                  a. All human-generated inputs used to create, test, and enhance Knexys Technology, including, without limitation, software source code, linguistic rules, makefiles, and scripts.

                  b. Knexys Technology data, comprising all data used to create, test, and enhance Knexys Technology originally owned or created by the Knexys Company.

                  c. All proprietary tools, in object code and source code form, used to create, test, or enhance Knexys Technology, including, without limitation, Morphology management and build tools, ConceptNet Editors (Bellevue, Zunga, Comucopia, Guacamole), IntegrityChecker, and import and compression tools.

                  d. All research projects, research results, and intermediate projects derived directly from Knexys Technology, in object code form and machine-generated source code form, including, without limitation, acoustic models, language models, and voice fonts.

         A2.      Knexys Products

                  All products that directly incorporate any Knexys Technology, including, without limitation, iKM Answers 1.0 Application, iKM Answers 1.0 SDK, iKM Topics 1.0, and iKM Analytics 1.0 Services, (collectively, "Knexys Products") consisting, without limitation, of the following:

                  a. All human-generated inputs used to create, test, and enhance Knexys Products, including, without limitation, software source code, linguistic rules, makefiles, scripts, and external documentation.


-----------
(8) These assets are subject to the obligations contained in Section F.

                  b. Knexys Products Data, comprising all data used to create, test, and enhance Knexys Products originally owned or created by the Knexys Company.

                  c. All proprietary tools, in object code and source code form, used to create, test, or enhance Knexys Products, including, without limitation, T-Qual (retrieval quality control system).

                  d. All demonstration versions, sample applications, and prototypes derived directly from or developed for Knexys Products.

         A3.      Documentation

                  All internal documentation concerning Knexys Technology or Knexys Products, including, without limitation, documents, notebooks, and Lotus Notes(R) discussion databases.

         B1.      Patents

                  [Intentionally left blank.]

         B2.      Patent Applications

                  [Intentionally left blank.]

         C.       Copyright Registrations/Mask Works

                  [Intentionally left blank.]

         D1.      Trademarks

                  [The parties shall agree upon the trademarks or service marks (collectively, "trademarks"), if any, that will be included in this asset group. The trademarks that may be included must either (1) be trademarks that Sellers have used, are using, or intend to use in connection with goods or services associated with this asset group, or (2) be trademarks that Sellers have registered or sought to register for use in connection with goods or services associated with this asset group.]

         D2.      Domain Names

                  [To be provided.]

         E.       Licenses In

                  [Intentionally left blank.]

         F.       Obligations

                  [Intentionally left blank.]

MACHINE TRANSLATION ASSET GROUP(9)

(Owned entirely by L&H Applications USA, Inc.)

         A1.      Machine Translation Technology

                  The Barcelona engine ("Machine Translation Technology"), consisting, without limitation, of the following:

                  a. All human-generated inputs used to create, test, and enhance Machine Translation Technology, including, without limitation, software source code, linguistic rules, makefiles, and scripts.

                  b. Machine Translation Technology data, comprising all data used to create, test, and enhance Machine Translation Technology.

                  c. All proprietary tools, in object code and source code form, used to create, test, or enhance Machine Translation Technology.

         A2.      Machine Translation Products

                  All products that directly incorporate any Machine Translation Technology, including, without limitation, Power Translator(R) Pro, L&H Simply Translating(TM) Deluxe, L&H Simply Translating(TM), and L&H(TM) Web Translator (collectively, "Machine Translation Products"), including, without limitation:

                  a. All human-generated inputs used to create, test, and enhance Machine Translation Products, including, without limitation, software source code, linguistic rules, makefiles, scripts, and external documentation.

                  b. Machine Translation Products data, comprising all data used to create, test, and enhance Machine Translation Products.

                  c. All proprietary tools, in object code and source code form, used to create, test, or enhance Machine Translation Products.

                  d. All demonstration versions, sample applications, and prototypes derived directly from or developed for Machine Translation Products.

         A3.      Documentation

                  All internal documentation relating to Machine Translation Technology or Machine Translation Products, including, without limitation, documents, notebooks, and Lotus Notes(R) discussion databases.

---------
(9) These assets are subject to the obligations contained in Section F.

         B.       Patents/Patent Applications

                  [Intentionally left blank.]

         C1.      Copyright Registrations

                  TX4448195       Power Translator professional for DOS:                US        13-Jun-97
                                  Russian to/from English version 3.0

                  TX4448196       Power Translator professional for DOS:                US        13-Jun-97
                                  Russian to/from English version 2.0

                  TX4448197       Power Translator professional for DOS:                US        13-Jun-97
                                  Russian to/from English version 1.0

                  TXu786796       Telegraph user's guide                                US        26-Jun-97

                  TXu806997       Barcelona translation software engine                 US        26-Jun-97

                  VAu406963       Telegraph computer screens                            US        20-Aug-97

                  VAu407042       Power translator computer screens                     US        20-Aug-97

         C2.      Mask Works

                                    [Intentionally left blank.]

         D1.      Trademarks

                  POWER TRANSLATOR
                      Application(s) for Registration (all owned by Lernout & Hauspie Speech Products N.V.):
                           Argentina, Filing Nos. 2305403
                           Bolivia, Filing Nos. SM-3992
                           Guatemala, Filing Nos. 2000-10161
                           Mexico, Filing Nos. 459341
                           Venezuela, Filing Nos. 16581/2000

                      Registration(s):
                           United States of America, Serial No. 1,811,489

                  POWER TRANSLATOR PRO
                      Application(s) for Registration:
                           Brazil, Filing Nos. 819900311

                      Registration(s):
                           Peru, Serial No. 47242

                  SIMPLY TRANSLATING
                      Application(s) for Registration (all owned by Lernout & Hauspie Speech Products N.V.):
                           United States of America, Application No. 76/115,188 Argentina, Filing No. 2310820
                           Brazil, Application No. 823262707
                           Mexico, Filing No. 459345

                      Registration(s):
                           None

                  [The parties shall agree upon the trademarks or service marks (collectively, "trademarks"), if any, that will be included in this asset group. The trademarks that may be included must either (1) be trademarks that Sellers have used, are using, or intend to use in connection with goods or services associated with this asset group, or (2) be trademarks that Sellers have registered or sought to register for use in connection with goods or services associated with this asset group.]

         D2.      Domain Names

                  [To be provided.]

         E.       Licenses In

                  License to the RealSpeak(TM) SDK on Win32, in object code form, limited to use in conjunction with existing Machine Translation Products (from the Text-to-Speech Asset Group).

         F.       Obligations

                   [Intentionally left blank.]

                                                                       EXHIBIT A


                                  BILL OF SALE


         This BILL OF SALE, dated December ____, 2001 (this "Bill of Sale"), is executed and delivered by Lernout & Hauspie Speech Products N.V., a corporation organized under the laws of the Kingdom of Belgium, L&H Holdings USA, Inc., a Delaware corporation, and each of the other sellers named on EXHIBIT A to the Purchase Agreement (as defined below) (each a "Seller" and collectively, the "Sellers"), to ScanSoft, Inc., a Delaware corporation (the "Buyer"). All capitalized words and terms used in this Bill of Sale and not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement, dated as of December 7, 2001 (the "Purchase Agreement"), by and among the Buyer and the Sellers.

         WHEREAS, pursuant to the Purchase Agreement, the Sellers have agreed to sell, transfer, convey, assign and deliver to the Buyer the Acquired Assets and the Buyer has agreed to assume from the Sellers the Assumed Liabilities;

         NOW, THEREFORE, in consideration of the mutual promises set forth in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Seller hereby agrees as follows:

         1. Each Seller hereby sells, transfers, conveys, assigns and delivers to the Buyer, its successors and assigns, to have and to hold forever, all of such Seller's respective right, title and interest in, to and under all of the Acquired Assets.

         2. Each Seller hereby covenants and agrees that it will, at the request of the Buyer and without further consideration, execute and deliver such other instruments of sale, transfer, conveyance and assignment, and take such other action, as may reasonably be necessary to more effectively sell, transfer, convey and assign to the Buyer, and confirm the Buyer's title to, all of the Acquired Assets to the full extent permitted by law to put the Buyer in actual possession and operating control thereof, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of the Purchase Agreement.

         3. Each Seller does hereby irrevocably constitute and appoint the Buyer its true and lawful attorney, with full power of substitution, in its name or otherwise, and on behalf of such Seller, or for its own use, to claim, demand, collect and receive at any time and from time to time any and all of the Acquired Assets, and to prosecute the same at law or in equity and, upon discharge thereof, to complete, execute and deliver any and all necessary instruments of satisfaction and release.

         4. Each Seller, by its execution of this Bill of Sale, and the Buyer, by its acceptance of this Bill of Sale, hereby acknowledges and agrees that neither the representations and warranties nor the rights, remedies or obligations of the Sellers or the Buyer under the Purchase Agreement shall be deemed to be enlarged, modified or altered in any way by this Bill of Sale.

          5. This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         6. THIS BILL OF SALE, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS BILL OF SALE, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS BILL OF SALE OR THE TRANSACTIONS CONTEMPLATED BY THIS BILL OF SALE (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Sellers and the Buyer have caused this Bill of Sale to be duly executed under seal as of and on the date first above written.


                                          SELLERS:

                                          LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.


                                          By:___________________________________
                                          Name:
                                          Title:



                                          L&H HOLDINGS USA, INC.


                                          By:___________________________________
                                          Name:
                                          Title:



                                          INTERACTIVE SYSTEMS, INC.


                                          By:___________________________________
                                          Name:
                                          Title:



                                          LERNOUT & HAUSPIE SPEECH
                                                   PRODUCTS USA, INC.


                                          By:___________________________________
                                          Name:
                                          Title:

                                           L&H APPLICATIONS USA, INC.


                                           By:__________________________________
                                           Name:
                                           Title:



                                           LINGUISTIC TECHNOLOGIES, INC.


                                           By:__________________________________
                                           Name:
                                           Title:



                                           L&H JAPAN K.K.


                                           By:__________________________________
                                           Name:
                                           Title:



                                           L&H LINGUISTICS USA, INC.


                                           By:__________________________________
                                           Name:
                                           Title:



                                           LERNOUT & HAUPSIE JAPAN INC.


                                           By:__________________________________
                                           Name:
                                           Title:

ACCEPTED:


SCANSOFT, INC.



By:___________________________________
Name:  Richard Palmer
Title: SVP & Chief Financial Officer

                                                                       EXHIBIT B


                     INSTRUMENT OF ASSUMPTION OF LIABILITIES


         This INSTRUMENT OF ASSUMPTION OF LIABILITIES, dated December ___, 2001 (this "Instrument of Assumption"), is made by ScanSoft, Inc., a Delaware corporation (the "Buyer"), in favor of Lernout & Hauspie Speech Products N.V., a corporation organized under the laws of the Kingdom of Belgium, L&H Holdings USA, Inc., a Delaware corporation and each of the other sellers named on EXHIBIT A to the Purchase Agreement (as defined below) (each a "Seller" and collectively, the "Sellers"). All capitalized words and terms used in this Instrument of Assumption and not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement, dated as of December 7, 2001 (the "Purchase Agreement"), by and among the Buyer and the Sellers.

         WHEREAS, pursuant to the Purchase Agreement, the Sellers have agreed to sell, transfer, convey, assign and deliver to the Buyer the Acquired Assets; and

         WHEREAS, in partial consideration therefor, the Purchase Agreement requires the Buyer to assume the Assumed Liabilities;

         NOW, THEREFORE, in consideration of the mutual promises set forth in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer hereby agrees as follows:

         1. The Buyer hereby assumes and agrees to perform, pay and discharge when due the Assumed Liabilities.

         2. The Buyer does not hereby assume and shall not otherwise be responsible for, and the Sellers shall remain liable for, all of the Retained Liabilities.

         3. Nothing contained herein shall require the Buyer to perform, pay or discharge any liability, obligation or commitment expressly assumed by the Buyer herein so long as the Buyer in good faith contests or causes to be contested the amount or the validity thereof.

         4. Nothing herein shall be deemed to deprive the Buyer of any defenses, set-offs or counterclaims which a Seller may have had or which the Buyer shall have with respect to any of the Assumed Liabilities.

         5. The Buyer, by its execution of this Instrument of Assumption, and each Seller, by its acceptance of this Instrument of Assumption, hereby acknowledges and agrees that neither the representations and warranties nor the rights, remedies or obligations of the Buyer or the Sellers under the Purchase Agreement shall be deemed to be enlarged, modified or altered in any way by this Instrument of Assumption.

          5. This Instrument of Assumption may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          6. THIS INSTRUMENT OF ASSUMPTION, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS INSTRUMENT OF ASSUMPTION, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS INSTRUMENT OF ASSUMPTION OR THE TRANSACTIONS CONTEMPLATED BY THIS INSTRUMENT OF ASSUMPTION (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).







                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Buyer and the Sellers have caused this Instrument of Assumption of Liabilities to be duly executed under seal as of and on the date first above written.


                                        BUYER:

                                        SCANSOFT, INC.



                                        By:___________________________________
                                        Name: Richard Palmer
                                        Title:   SVP & Chief Financial Officer

ACCEPTED:

LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.


By:___________________________________
Name:
Title:


L&H HOLDINGS USA, INC.



By:___________________________________
Name:
Title:



INTERACTIVE SYSTEMS, INC.



By:___________________________________
Name:
Title:

LERNOUT & HAUSPIE SPEECH
   PRODUCTS USA, INC.



By:___________________________________
Name:
Title:



L&H APPLICATIONS USA, INC.



By:___________________________________
Name:
Title:




LINGUISTIC TECHNOLOGIES, INC.


By:___________________________________
Name:
Title:




L&H JAPAN K.K.



By:___________________________________
Name:
Title:

LERNOUT & HAUSPIE JAPAN INC.



By:___________________________________
Name:
Title:





L&H LINGUISTICS USA, INC.



By:___________________________________
Name:
Title:

                                                                       Exhibit E

                                 PROMISSORY NOTE

$3,500,000                                                     December   , 2001

         FOR VALUE RECEIVED, the undersigned, ScanSoft, Inc., a Delaware corporation, (the "MAKER") hereby promises to pay to the order of Lernout & Hauspie Speech Products, N.V., a corporation organized and existing under the laws of the Kingdom of Belgium ("L&H") and its assigns, on behalf of L&H and L&H Holdings USA, a Delaware corporation and a wholly-owned subsidiary of L&H ("HOLDINGS") and certain other corporations listed on the attached EXHIBIT A, (collectively the "Payees"), the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000), and to pay interest at a per annum rate of nine percent (9%) on the principal amount. This note is issued pursuant to an asset purchase agreement dated December 7, 2001, by and among the Maker herein and the Payees herein ("Purchase Agreement"). The allocation of payments hereunder shall be made in lawful money of the United States of America.

         1. PRINCIPAL AND INTEREST. Payments of principal and interest in the amount of One Hundred Thirty-three Thousand Six Hundred Twenty and 82/100 Dollars ($133,620.82) shall become due an payable on the fifteenth (15th) day of each March, June, September and December commencing on March 15, 2002, for a total of eleven (11) payments (each, a "Payment Date"). All remaining principal and interest shall become due on December 15, 2004 (the "Final Payment Date"). All payments made hereunder shall be made in lawful money of the United States of America .

         2. PREPAYMENTS. The unpaid principal sum of this note may be prepaid in full at any time and in part, from time to time, together with accrued interest on the whole amount of said principal sum remaining unpaid to the date of payment without penalty or premium.

         3. PAYMENTS. All payments of principal and interest on this note shall be payable at the address of L&H set forth in the Purchase Agreement, or at such other place as the holder of this note may from time to time in writing designate at least fifteen (15) days before such payment is due.

         4. EVENT OF DEFAULT. "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) default in the payment of any principal or interest in respect of this note if not cured within ten (10) Business Days following the applicable Payment Date or the Final Payment Date, as the case may be; or

                  (ii) default in the payment of the unpaid balance of this note at the Final Payment Date; or

                  (iii) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Maker bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker under Federal bankruptcy law or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Maker or of any substantial part of the property of the Maker, or ordering the winding up or liquidation of the affairs of the Maker, and the continuance of any such decree or order unstayed and in effect for a period of sixty
         (60) consecutive days; or

                  (iv) the institution by the Maker of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Maker to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Maker of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or state law, or the consent by the Maker to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Maker or of any substantial part of the property of the Maker, or the making by the Maker of an assignment for the benefit of creditors, or the admission by the Maker in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Maker in furtherance of any such action; or


         5. REMEDIES. If there is an Event of a Default, the holder hereof may, at its option, after giving the undersigned written notice of its intent, declare the unpaid balance of the note to be immediately due and payable, in addition to exercising any other remedies it has at law. Notwithstanding the foregoing, if an Event of Default referenced in paragraph (iii) or paragraph
(iv) of Section 4 occurs, the unpaid balance of this note shall automatically become due and payable immediately without any declaration or other action on the part of the holder all of which are hereby expressly waived by the Maker.

         6. WAIVER. The undersigned, and every endorser and guarantor of this note, hereby waives presentment, demand, notice of dishonor, notice of acceleration, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of this note or of any rights hereunder, assents to any extension or postponement of the time of payment of this note or any other indulgence, and hereby waives any rights of set-off or counterclaim.

         7. NOTICES. Notices to the undersigned shall be deemed given when delivered in hand to the undersigned or three (3) days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the undersigned at 9 Centennial Drive, Peabody, MA 01960, or at such other address of which the undersigned shall have notified the holder of this note in writing.

         8. GOVERNING LAW. THIS NOTE, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NOTE, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

         9. JURISDICTION. Except as otherwise expressly provided in this note, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this note or the transactions contemplated hereby shall be brought, during the pending of the U.S. Bankruptcy Case (as such term is defined in the Purchase Agreement) of any Payee, be brought in the U.S. Bankruptcy Court, and thereafter shall be brought in the United States District Court for the District of Massachusetts or any Massachusetts State court sitting in Suffolk County, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this note shall be deemed to have arisen from a transaction of business in the Commonwealth of Massachusetts, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

         10. ASSIGNMENT. L&H may at any time and from time to time, without the consent of the Maker, assign all or any portion of its rights under this note to one or more Payees, and, upon L&H giving notice of such assignment to the Maker specifying the interest hereunder being assigned and the Payee to which such interest is being assigned, each reference herein to L&H shall (solely in respect of the interest so assigned) constitute a reference to such assignee (as if such assignee were named herein) rather than L&H.

         IN WITNESS WHEREOF, the undersigned has executed this note as an instrument under seal, all as of the day, month, and year first written above.



                                        SCANSOFT, INC.


                                              By:
                                                  ------------------------------
                                                  Michael K. Tivnan, President

                                                                       Exhibit F


                          REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of the ____ day of December, 2001 by and among ScanSoft, Inc., a Delaware corporation (the "Company"), on the one hand, and Lernout & Hauspie Speech Products N.V., a corporation organized and existing under the laws of the Kingdom of Belgium ("L&H"), L&H Holdings USA, a Delaware corporation that is a wholly-owned subsidiary of L&H ("Holdings"), and the other corporations listed on ANNEX A to this Agreement, on the other hand (L&H, Holdings, and the other corporations listed on ANNEX A to this Agreement are each individually referred to herein as a "Seller" and collectively as the "Sellers"). The Company and the Sellers are referred to collectively herein as the "Parties."

WHEREAS, the Company and the Sellers have entered into the Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of December 7, 2001, whereby the Sellers will receive shares (the "Shares") of Company common stock, $0.001 par value (the "Common Stock"); and

WHEREAS, the Company and the Sellers desire to provide for the rights of the Sellers with respect to the registration of the Shares according to the terms of this Agreement.

NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. REGISTRATION RIGHTS.

1.1 DEFINITIONS.

(a) The term "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(c) The term "Holder" means the Sellers, as a holder of Registrable Securities, and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in accordance with Section 1.8 hereof;

(d) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

(e) The term "Registrable Securities" means the Shares; provided, however, that any Shares or other securities referred to above that have been sold to the public pursuant to a registered public offering or Rule 144 under the Securities Act shall cease to be Registrable Securities.

(f) The term "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

1.2 REQUEST FOR REGISTRATION.

(a) If the Company shall receive a written request from the Holders of at least 50% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least 50% of the Registrable Securities then outstanding (as such number may be appropriately adjusted for stock splits, combinations, and the like) or such lesser amount of shares as shall constitute all of the Registrable Securities then outstanding, then the Company shall, subject to the limitations of subsection 1.2(b), use all reasonable commercial efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities that the Holders request to be registered within 20 days of the mailing of such notice by the Company in accordance with Section 2.2. The Parties acknowledge that the rights of the holders under Section 1.3 of that certain Registration Rights agreement dated March 2, 1999 by and between the Company and Xerox Corporation shall be applicable to a registration effected pursuant to this Section 1.2.

(b) If the Holders of Registrable Securities initiating the registration request pursuant to subsection 1.2(a) ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter or underwriters shall be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any such Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) If the Company is qualified to use Form S-3 (or any comparable successor form or forms) at the time any registration statement is to be filed pursuant to this Section 1.2, such registration statement shall be filed on Form S-3. If the Company is not qualified to use Form S-3 at the time any registration statement is to be filed pursuant to this Section 1.2, such registration statement shall be filed on Form S-1 (or any comparable successor form or forms).

(d) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Initiating Holders (or, if the Company is engaged or has fixed plans to engage in a registered public offering as to which the Holders may include Registrable Securities pursuant to Section 1.3, not more than 180 days after the effective date of such offering); provided, however, that the Company may not utilize this right more than once in any 12-month period.

1.3 OBLIGATIONS OF THE COMPANY.

Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder,keep such registration statement effective ("Effectiveness Period") until the earliest of
(i) the date that is eighteen (18) months after the Initiating Holders have notified the Company that they are demanding a registration pursuant to Section
1.2 hereof; (ii) the two year anniversary of the date of Asset Purchase Agreement and (iii) the date on which the distribution contemplated by the registration statement has been completed. In the event that, in the judgment of the Company, it is advisable to suspend use of the prospectus relating to such registration statement for a discrete period of time (a "Deferral Period") due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver a certified resolution of the Board of Directors of the Company, signed by a duly authorized officer of the Company, to each Holder, to the effect of the foregoing and, upon receipt of such certificate, such Holders agree not to dispose of such Holders' Registrable Securities covered by such registration or prospectus (other than in transactions exempt from the registration requirements under the Securities Act); provided, however, that such Deferral Period shall be no longer than 75 days. The Effectiveness Period shall be extended for a period of time equal to such Deferral Period.


(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders of the Registrable Securities covered by such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, and any amendment or supplement thereto and a reasonable number of copies of the then-effective registration statement and any post-effective amendment thereto, all in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities.

(d) Use all reasonable commercial efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders thereof; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such Holder prepare and furnish to such Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) in the case of an underwritten public offering a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(h) Cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or automated quotation system on which shares of Common Stock are then listed. If any of such shares are not so listed, the Company shall cause such shares to be listed on the securities exchange or automated quotation system as may be reasonably requested by the Holders of a majority of the Registrable Securities being registered.

(i) Permit a single firm of counsel designated as selling stockholders' counsel by the holders of a majority in interest of the Registrable Securities to review, at the Holders' expense, the registration statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the Commission and state authorities, and shall not file any document in a form to which such counsel reasonably objects.

(j) Cause the Company's officers, directors and independent certified public accountants to supply all information reasonably requested by a representative of any Holder of Registrable Securities, and any attorney or accountant retained by such Holder, in connection with such registration; provided, however, that such representatives, attorneys or accountants of the Holders enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information.

1.4 OBLIGATIONS OF THE HOLDERS.

(a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 of this Agreement if the number of shares of Registrable Securities to be included in the requested registration does not equal or exceed the number of shares required to trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) above.

(b) Upon the receipt by a Holder of any notice from the Company of (i) the existence of any fact or the happening of any event as a result of which the prospectus included in a registration statement filed pursuant to the terms hereof, as such registration statement is then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the issuance by the Commission of any stop order or injunction suspending or enjoining the use or the effectiveness of such registration statement or the initiation of any proceedings for that purpose, or the taking of any similar action by the securities regulators of any state or other jurisdiction, or (iii) the request by the Commission or any other federal or state governmental agency for amendments or supplements to such registration statement or related prospectus or for additional information related thereto, such Holder shall forthwith discontinue disposition of such Holder's Registrable Securities covered by such registration or prospectus (other than in transactions exempt from the registration requirements under the Securities Act) until such Holder's receipt of the supplemented or amended prospectus or until such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed. In such a case, the Effectiveness Period shall be extended by the number of days from and including the date of the giving of such notice to and including the date when each Holder shall have received a copy of the supplemented or amended prospectus or when such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed. The Company shall use all reasonable commercial efforts to limit the duration of any discontinuance of disposition of Registrable Securities pursuant to this section.

1.5 EXPENSES.

(a) Except as set forth herein, the Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto, fees and disbursements of counsel for the Company, blue sky fees and expenses, including fees and disbursements of counsel related to all blue sky matters, fees and expenses of listing any Registrable Securities on any securities exchange or automated quotation system on which shares of Common Stock are then listed, the expenses of providing materials pursuant to Section 1.4 hereof, but excluding stock transfer taxes that may be payable by the selling Holders, and all underwriting discounts and commissions relating to Registrable Securities covered by such registration, which shall be borne by the Holders.


(b) Notwithstanding subsection 1.5(a), the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses); provided, however, that if such withdrawal occurs prior to the date the registration statement shall have become effective and as of the time of such withdrawal, such Holders have learned of a material adverse change in the business, properties, results of operations or financial condition of the Company from that known to such Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

1.6 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.7 INDEMNIFICATION.

In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of such Registrable Securities, the officers and directors of each such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.7(b) exceed the net proceeds from the sale of the Registrable Securities received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7 to the extent the indemnifying party was actually damaged or suffered any loss or incurred any additional expense as a result thereof, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder by such indemnified parties (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes a release of such indemnified party reasonably acceptable to such indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.8 ASSIGNMENT OF REGISTRATION RIGHTS.

The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be transferred or assigned by a Holder, in whole or in part, without any prior written consent of the Company, to (a) a wholly-owned subsidiary of the Holder or a successor to substantially all the business or assets of the Holder or (b) a transferee or assignee of 10% or more of the then outstanding Registrable Securities; provided that the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned; and provided, further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Section 1.

1.9 REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

1.10 RESERVED

1.11 RESERVED

1.12 SUBORDINATION. Notwithstanding anything set forth herein, the registration rights conferred herein are subordinate in all respects to the registration rights conveyed to Xerox Corporation in that certain Registration Rights Agreement by and among Visioneer, Inc. and Xerox Corporation dated March 2, 1999, except to the extent the Sellers are Other Holders as defined in that certain Registration Rights Agreement by and among Visioneer, Inc. and Xerox Corporation dated March 2, 1999.

2. MISCELLANEOUS.

2.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.2 NOTICES. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telecopier (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

If to the Company:         ScanSoft, Inc.
                           9 Centennial Drive
                           Peabody, MA  01962
                           Attention: Chief Financial Officer
                           Facsimile: 978-977-2436



If to the Seller:          Lernout & Hauspie Speech Products N.V.
                           Curaturan
                           Flanders Language Valley 50
                           B-8900 Ieper, Belgium
                           Telephone: 011-32-57-22-9540
                           Fax: 011-32-57-22-9545


with a copy to:            Milbank, Tweed, Hadley & McCloy LLP
                           One Chase Manhattan Plaza
                           New York, New York 10005
                           Attn: Luc A. Despins, Esq.

                           Telephone: (212) 530-5000
                           Fax: (212) 822-5219



2.3 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

2.4 ENTIRE AGREEMENT; AMENDMENTS.

(a) This Agreement contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

(b) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company. No waiver of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

2.5 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware (irrespective of its choice of law principles).

2.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


ScanSoft, Inc.



By:    ______________________________

Name:  Richard Palmer
Title: SVP & Chief Financial Officer



The Sellers



Lernout & Hauspie Speech Products N.V.


By: _________________________________


Name: _______________________________


Title: ______________________________


L&H Holdings USA, Inc.


By: _________________________________


Name: _______________________________


Title: ______________________________

Interactive Systems, Inc.


By: ________________________________


Name: ______________________________


Title: _____________________________




Lernout & Hauspie Speech Products USA, Inc.


By: ________________________________


Name: ______________________________


Title: _____________________________



L&H Applications USA, Inc.


By: ________________________________


Name: ______________________________


Title: _____________________________

Linguistic Technologies, Inc.


By: ________________________________


Name: ______________________________


Title: _____________________________



L&H Japan K.K.


By: ________________________________


Name: ______________________________


Title: _____________________________



Lernout & Hauspie Japan Inc.


By: ________________________________


Name: ______________________________


Title: _____________________________